United States
Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §.240.14a-12

CHESAPEAKE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 PROXY STATEMENT Notice of Annual Meeting of Shareholders June 8, 2023 23-2075-2 C2.1 P1

GUIDE TO CHESAPEAKE’S PROXY

Page
1	Letter to Shareholders
2	Notice of 2023 Annual Meeting of Shareholders
3	Roadmap of Voting Items
4	2022 – 2023 Operational/Financial Highlights
5	2022 – 2023 Sustainability Highlights
6	Voting and Meeting Information
10	GOVERNANCE
10	PROPOSAL 1: Election of Directors
13	Board Composition
14	Director Balance and Background
18	Tone at the Top — Our Core Values
19	Our Board of Directors
25	How We Oversee and Manage Enterprise Risk
26	Investor Outreach
27	EXECUTIVE COMPENSATION
27	PROPOSAL 2: Advisory Vote to Approve Named Executive Officer Compensation
28	PROPOSAL 3: Frequency of Advisory Votes to Approve Named Executive Officer Compensation
29	Q&A with Brian Steck, Compensation Committee Chair
32	Compensation Discussion and Analysis
32	Our Strategy
33	2022 Performance Highlights
34	Compensation Committee Philosophy
35	Shareholder Outreach
35	Process for Determining Executive Compensation
35	Independent Compensation Consultant
36	Primary Executive Compensation Elements for 2022
38	Compensation Actions for 2022
42	2022 Long-Term Incentive Program
45	2023 Executive Compensation Decisions
46	Other Executive Compensation Matters
48	Compensation Committee Report
48	Summary Compensation Table for 2022
54	Pay Versus Performance
58	2022 Director Compensation
60	AUDIT
60	PROPOSAL 4: Ratification of PwC as Independent Registered Public Accounting Firm for 2023
62	Independent Auditor Information
63	Audit Committee Report
64	SHARE OWNERSHIP
64	Holdings of Major Shareholders
65	Securities Ownership of Officers and Directors
65	Equity Compensation Plan Information
66	Section 16(a) Beneficial Ownership Reporting Compliance
67	SHAREHOLDER MATTERS
67	Submitting Proposals for 2024 Annual Meeting
67	Additional Shareholder Engagement and Corporate/Social Responsibility
68	Forward-Looking Statements
68	Appendix A — Reconciliation of Non-GAAP Financial Measures

INDEX OF FREQUENTLY REQUESTED INFORMATION
62	Auditor Fees
60	Auditor Tenure
19	Board Leadership
22	Board Meeting Attendance
54	CEO Pay Ratio
47	Clawback Policy
35	Compensation Consultants
11	Director Biographies
15	Director Independence
14	Director Qualifications
13	Director Retirement Policy
46	Hedging Policy
26	Investor Outreach
42	Long-Term Incentive Program
68	Non-GAAP Financial Measures
37	Peer Group
46	Pledging Policy
24	Political Spending and Lobbying Oversight
36	Primary Executive Compensation Elements
67	Proxy Access
16	Related Party Transactions
25	Risk Oversight
51	Severance Benefits
65	Share Ownership for Executives and Directors
46	Share Ownership Guidelines
67	Shareholder Proposal Deadlines for 2024

ONLINE 2023 PROXY STATEMENT
chk.com/investors/annual-meeting
ONLINE 2022 ANNUAL REPORT
chk.com/investors/annual-report
(first sent or made available on April 28, 2023) In this Proxy Statement, we refer to Chesapeake Energy as the “Company,” “we,” “our,” “us,” “Chesapeake Energy” and “Chesapeake.”

Not surprisingly, volatility continues to be a theme in the oil and gas industry. Following a year of record operating and free cash flows in 2022, 2023 has thus far been defined by lower natural gas prices and volatile crude oil prices. The unjust invasion of Ukraine continues to destabilize an entire nation with devastating and far-reaching impact. A banking crisis combined with record inflation is threatening economies across the globe. Political tensions and division seem to be escalating by the day. Against this backdrop, a reality has emerged: the world is short energy. Society’s need for energy has never been greater. Meeting this need will require rising above divisive rhetoric and focusing on practical solutions to overcome a prevalent view that society must choose between energy security or lower carbon energy. At Chesapeake, we fundamentally reject that choice, not simply because we aspire for a better future, but because today we are proudly delivering energy that is affordable, reliable AND lower carbon. Chesapeake was built for this moment. While consumers and policy makers express their demand for affordable, reliable, lower carbon energy, our investors continue to demand attractive free cash flow and returns relative to our peers and other industries. With our low breakeven costs, deep high-quality inventory and proximity to the LNG corridor, we will continue to deliver energy that is not only afford-able and reliable, but that also generates leading returns for our shareholders. And with our best-in-class GHG and methane emissions profile, as well as our commitment to achieve net zero, the carbon footprint of the energy we produce will only get smaller. Playing a leadership role in solving the energy crisis unites our Company. We know we will face hurdles along the way, but we have the talent, the portfolio, and most importantly, the commitment, to help address this challenge. To succeed, we must first and foremost be a strong business and deliver consistent and sustainable results. Chesapeake continues to execute across each of our strategic pillars. Recent accomplishments include: Dear Fellow Shareholders, Domenic J. “Nick” Dell’Osso, Jr. President, Chief Executive Officer and Director Michael A. Wichterich Chairman of the Board Minimize emissions from our operations Invest in low-carbon solutions with adjacent technologies Provide transparent disclosures with measurable progress Deliver energy to sustain economic progress and welfare Superior Capital Returns: • Returned $2.3 billion to our shareholders in 2022 through our dividend and buyback program Deep, Attractive Inventory: • Solidified strategic focus on premier natural gas assets • High-graded portfolio by closing Vine and Chief transactions and exiting Powder River Basin and majority of Eagle Ford position for aggregated gross proceeds of $3.25 billion Premier Balance Sheet: • Maintained investment grade-quality balance sheet • Exited 2022 with 0.6 net debt-to-EBITDAX Sustainability Leadership: • Since 2020, achieved >50% improvement in GHG and methane intensity relative to production While financial performance is critical, our commitment to sustainability leadership is also paramount to our success. As we drive to achieve our net zero GHG emissions target by 2035, we are guided by our sustainability fundamentals to: These fundamentals serve as our roadmap from which we will not stray. With export capacity scheduled to materially grow by 2025, we are making significant progress on our path to Be LNG Ready and achieve our target of 15% to 20% of our natural gas volumes reaching international markets. The premium rock, returns and runway of our portfolio combined with our track record of operational excellence and pristine balance sheet position Chesapeake as the investment of choice among domestic natural gas producers. We look forward to achieving our vast potential and delivering for all our stakeholders. Thank you for your investment in Chesapeake. 23-2075-2 C2.1 P3

VOTING Q&A Who can vote? Shareholders of record as of the close of business on the record date, April 10, 2023 How many shares are entitled to vote? 134,080,873 shares of common stock How many votes do I get? One vote for each director and one vote on each proposal for each share you hold as of April 10, 2023 How can I vote? You can submit your vote in any of the following ways: INTERNET VIA COMPUTER: Via the Internet at proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form. INTERNET VIA TABLET OR SMARTPHONE: By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form. TELEPHONE: Call toll-free 800-690-6903 or the phone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form. MAIL: If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope. VIRTUALLY DURING MEETING: To vote your shares during the Annual Meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page. 2 // CHESAPEAKE ENERGY CORPORATION You are invited to attend Chesapeake Energy Corporation’s 2023 Annual Meeting of Shareholders. This page contains important information about the meeting, including how you can make sure your views are represented by voting today. Sincerely, Benjamin E. Russ Executive Vice President – General Counsel and Corporate Secretary Date and Time: Thursday, June 8, 2023 10:00 a.m. Central Time Attending the Virtual Meeting: The Annual Meeting will be completely virtual. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting VirtualShareholderMeeting.com/CHK2023. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. Virtual Meeting Webcast: VirtualShareholderMeeting.com/CHK2023 AGENDA PROPOSAL 1: Elect seven director nominees named in the proxy for the coming year (read more on page 10). Your Board recommends a vote FOR the election of each director nominee. Vote required: majority of votes cast (pursuant to majority-vote policy). PROPOSAL 2: Approve named executive officer compensation in advisory vote (read more on page 27). Your Board recommends a vote FOR Proposal 2. Vote required: plurality of votes cast. PROPOSAL 3: Frequency of advisory votes to approve named executive officer compensation (read more on page 28). Your Board recommends a vote FOR ONE YEAR. Vote required: plurality of votes cast. PROPOSAL 4: Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as independent auditor for 2023 (read more on page 60). Your Board recommends a vote FOR Proposal 4. Vote required: plurality of votes cast. Other Business: Shareholders will also transact any other business that properly comes before the meeting. Abstentions and Broker Non-Votes: For Proposal 4, abstentions will not be counted as a vote for or against and no broker non-votes are expected. For all other proposals, abstentions and broker non-votes will not be counted as a vote for or against. Roadmap of Voting Items: See “Roadmap of Voting Items” for more detailed information regarding each proposal. NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS 23-2075-2 C2.1 P4

VOTING ITEM BOARD RECOMMENDATION PROPOSAL 1 Election of Directors (page 10) We are asking shareholders to vote on each director nominee to the Board of Directors (Board) named in the Proxy Statement. The Board and Nominating and Corporate Gover-nance Committee believe that the director nominees have the qualifications, experience and skills necessary to represent shareholder interests through service on the Board. FOR EACH NOMINEE PROPOSAL 2 Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay) (page 27) We have designed our executive compensation program to attract and retain high-performing executives and align executive pay with Company performance and the long-term interests of its shareholders. We are seeking a non-binding advisory vote from our shareholders to ap-prove the compensation of our named executive officers (NEOs) as described in this Proxy Statement. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive com-pensation decisions. FOR PROPOSAL 3 Advisory Vote on Frequency of Advisory Votes to Approve Named Executive Officer Compensation (page 28) This item affords you the opportunity to cast a non-binding advisory vote on how often we include a say-on-pay proposal in our proxy materials for future annual shareholder meetings. Shareholders may vote to have the say-on-pay vote every one year, every two years or every three years or shareholders may abstain from voting. The Board believes that say-on-pay votes should be conducted every year. FOR ONE YEAR PROPOSAL 4 Ratification of Appointment of Independent Registered Public Accounting Firm (page 60) The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee and the Board believe that the continued retention of PwC to serve as the independent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment of PwC. FOR ROADMAP OF VOTING ITEMS // 3 ROADMAP OF VOTING ITEMS 23-2075-2 C2.1 P5

4 // CHESAPEAKE ENERGY CORPORATION Premium Rock, Returns and Runway Differentiates Chesapeake Superior Capital Returns Most efficient operator, returning more cash to shareholders than domestic gas peers • Paid $1.2 billion of dividends to shareholders • Repurchased $1.1 billion of $2.0 billion share buyback authorization Deep, Attractive Inventory Premium rock, returns and runway with best-in-class execution • Solidified strategic focus on premier natural gas positions – Closed Vine and Chief acquisitions, realized $80 million in synergies, extended runway of high-return natural gas locations – Exited the Powder River Basin for approximately $450 million – Initiated process to exit non-core Eagle Ford position, announced sale of two packages for aggregate gross proceeds of $2.8 billion • Made material progress on path to Be LNG Ready – Entered three strategic contracts to diversify, securitize and high-grade Haynesville price realizations and volumes – 300 mmcf/d to Golden Pass LNG Terminal – 700 mmcf/d on new Momentum pipeline sending volumes south to Gillis – HOA with Gunvor Group Ltd for up to 2 mtpa of natural gas priced on the Japan Korea Marker index • Greater than 15 years of high-quality inventory • Standardized measure of discounted future net cash flows of ~$26.3 billion Premier Balance Sheet Investment grade-quality balance sheet provides strategic through-cycle advantages • Exited 2022 with 0.6x net debt-to-EBITDAX, well below 1.0x target • Continued progress on corporate debt rating based on investment grade characteristics Sustainability Leadership Consistent and measurable progress on path to net zero • Hired Company’s first Chief Sustainability Officer • Lowered interim GHG and methane intensity targets to 3.0 and 0.02% by 2025 respectively • Achieved 100% RSG certification of natural gas assets (~6 billion cubic feet per day of gross operated RSG production) in Marcellus and Haynesville (a) Non-GAAP measure as defined in Appendix A beginning on page 68 and in the supplemental financial tables available on the Company’s website at http:// investors.chk.com/non-gaap-financials. (b) Net debt (non-GAAP) = Total GAAP debt – Premiums and issuance costs on debt – cash and cash equivalents. Adjusted EBITDAX is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization, exploration expenses and other. See Appendix A beginning on page 68. (c) Includes Scope 1 and 2 GHG intensity; mt CO2e/gross operated mboe produced. (d) Includes Scope 1 and 2 methane intensity; volume methane emissions/volume gross operated gas produced. 2022 – 2023 OPERATIONAL / FINANCIAL HIGHLIGHTS Adjusted free cash flow(a) $2.1B Adjusted EBITDAX(a) $4.5B Maintained net debt-to-EBITDAX below <1.0x goal(b) 0.6x Cash returned to shareholders via dividends and share repurchases $2.3B 100% Gas volumes RSG certified in Marcellus and Haynesville >50% Improvement in both GHG and methane intensity, relative to production, since 2020 Lowered interim targets 3.0(c) / 0.02%(d) Net zero GHG emissions by 2035 23-2075-2 C2.1 P6

2022 – 2023 HIGHLIGHTS // 5 Environmental • >50% improvement in both GHG and methane intensity since 2020, relative to production • Lowered interim targets, relative to production to 3.0 GHG intensity and 0.02% methane intensity by 2025 • >2,000 fixed methane sensors, flyovers and FLIR inspections across portfolio • 100% of gas volumes RSG-certified • First company to achieve third party RSG certification across two major shale basins and continuously monitor production Social Responsibility • Commitment to diversity, equity and inclusion (DEI), including active Diversity Council, dedicated DEI professional and mandatory employee training programs • Code of Business Conduct which defines the responsibilities all employees bear toward supporting our core values, including inclusion and diversity of thoughts and ideas • Human rights policy defines standards we have set for our operations and supply chain management, upholding the UN’s Guiding Principles on Business and Human Rights • Commitment to supporting the communities we serve through philanthropy and volunteerism Governance & Transparency • Transparent ESG disclosures including reporting ESG metrics across multiple industry and other voluntary frame-works and progress toward climate-related targets • Executive and employee compensation program cap Annual Incentive Plan pay-out at target for all performance metrics if we fail to achieve threshold levels of environmental and safety performance • Executive compensation program aligned with shareholder returns and environmental and safety performance • Annual Sustainability Report, which is available on our ESG microsite and includes, among other items, a detailed update on progress in sustainability leadership 2 Driving lower end-use consumer costs 3 Maintaining positive return propositions 4 Replacing high emission energy sources 1 Improving revenue generation Our employees are committed to answering the call for the reliable, affordable, lower carbon energy the world desperately needs. Our duty to being stewards of the communities in which we operate and live is not one we take lightly and is central to our culture and values. We are constantly innovating across all aspects of our business, firmly embracing a lower carbon future and proudly playing an important role in helping meet the ambitions of the Paris Agreement as we strive to achieve net zero GHG emissions by 2035. As we invest capital in sustainability-linked projects, we do so with the goal of: Recent progress includes: • Hired our first Chief Sustainability Officer, who works in collaboration with the Environmental and Social Governance Committee of our Board of Directors, to oversee our environmental and social governance strategy, programs, policies and practices. • Invested ~$25 million in operational abatement programs (pneumatic device retrofits, flare installs, facility upgrades, waste gas to beneficial reuse project and alternative fueling) leading to ~750,000 mt CO2e abated. • Invested ~$10 million in preventative emission management (satellite emission screening, flyover program, fixed methane monitoring devices, FLIR camera fleet and increasing audit and maintenance frequency) increasing accountability throughout organization. • Began positioning Company for sustainability linked revenue generation through Momentum pipeline and CCS project, Appalachia CCS partnership, Criterion Energy Partners geothermal investment, Baker Hughes Wells2Watts Geothermal Consortium, evaluating and repurposing P&A candidates to geothermal wells and Greenfield geothermal projects, Altira Technology Fund VII investment, Sunya Innovation partner and Stanford Natural Gas initiative. 2022 – 2023 SUSTAINABILITY HIGHLIGHTS INITIATIVES 23-2075-2 C2.1 P7

6 // CHESAPEAKE ENERGY CORPORATION When is the Annual Meeting? The Annual Meeting will be held on June 8, 2023, at 10:00 a.m., Central Time. Where is the Annual Meeting? The Annual Meeting will be completely virtual. Shareholders can attend the virtual Annual Meeting by visiting VirtualShareholderMeeting.com/CHK2023. Who is entitled to vote? You may vote at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of Ches-apeake common stock as of the close of business on April 10, 2023, the record date for the Annual Meeting. Each share of Chesapeake common stock is entitled to one vote at the Annual Meeting. On the record date, there were 134,080,873 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights asso-ciated with Chesapeake common stock. How many votes must be present to hold the Annual Meeting? A majority of the shares of the common stock entitled to vote must be present online or by proxy at the Annual Meeting to constitute a quorum and to transact business. Your shares will be counted as “present” at the Annual Meeting if you properly return a proxy by the Internet, telephone or mail, or if you join the virtual Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum at the Annual Meeting. Who is soliciting my vote? Our Board is soliciting your proxy to vote your shares at the Annual Meeting. We have delivered printed versions of these materials to you by mail in connection with our solicitation of proxies for use at the Annual Meeting. What is included in the proxy materials for the Annual Meeting? The proxy materials for the Annual Meeting include: • The Notice of Annual Meeting of Shareholders • This Proxy Statement These proxy materials also include the proxy card or voting instruc-tion form for the Annual Meeting. These materials are expected to be first mailed to shareholders on or about April 28, 2023. What happens if other matters are properly presented at the Annual Meeting? We are not aware of any other proposals that will be submitted to shareholders at the Annual Meeting. However, if any matter not described in this Proxy Statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment. Discretionary authority to vote on other matters is included in the proxy. What happens if a director nominee is unable to serve? We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If the Board nominates a different individual, the shares rep-resented by all valid proxies will be voted for that nominee. How do I vote? There are five ways to vote: INTERNET VIA COMPUTER: Via the Internet at proxy-vote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form. INTERNET VIA TABLET OR SMARTPHONE: By scan-ning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form. TELEPHONE: Call toll-free 800-690-6903 or the tele-phone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form. MAIL: If you received a paper copy of your proxy ma-terials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope. VIRTUALLY DURING MEETING: To vote your shares during the Annual Meeting, click on the vote button pro-vided on the screen and follow the instructions provid-ed. If you encounter any difficulties accessing the virtu-al meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page. VOTING AND MEETING INFORMATION 23-2075-2 C2.1 P8

VOTING AND MEETING INFORMATION // 7 What proposals will be voted on? What are the voting standards and how does the Board recommend that I vote? VOTING ITEM Board Recommendation Voting Standard Treatment of Abstentions and Broker Non-Votes* Proposal 1. Election of Directors FOR EACH NOMINEE Majority of votes cast† No effect MANAGEMENT PROPOSALS Proposal 2. Advisory Vote to Approve Named Executive Officer Compensation** FOR Plurality of votes cast No effect Proposal 3. Frequency of Advisory Votes to Approve Executive Compensation** FOR ONE YEAR Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm FOR † We have a majority-vote standard for the election of directors: Under our Bylaws, we have implemented a majority-vote standard for the uncontested election of directors. If a non-incumbent director nominee receives a greater number of votes “against” that nominee’s election than “for” that nominee’s election, the nominee will not be elected a director. In addition, if the number of votes “against” an incumbent director’s election exceeds the number of votes “for” such director, the incumbent nominee must promptly comply with the resignation procedures outlined in our Corporate Governance Principles. For this purpose, abstentions and broker non-votes are not counted as a vote either “for” or “against” the director. * Broker Non-Votes: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable Nasdaq Stock Market rules, the organization that holds your shares may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Routine Matters: The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2023 (Proposal 4) is the only routine matter to be presented at the Annual Meeting on which brokers, banks or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 4. Non-Routine Matters: Each of the other proposals, including the election of directors (Proposal 1), the advisory resolution approving our NEO compensation (Proposal 2), and the frequency of advisory votes to approve our NEO compensation (Proposal 3), are consid-ered non-routine matters under applicable Nasdaq Stock Market rules. A broker, bank or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connection with Proposals 1, 2 and 3. ** Advisory Votes: Your votes on Proposals 2 and 3 are “advisory” and therefore will not be binding upon the Compensation Committee or the Board. However, our Compensation Committee and the Board will carefully consider the outcome of these votes when review-ing future compensation arrangements for our executive officers and when considering the frequency of future say-on-pay votes. 23-2075-2 C2.1 P9

8 // CHESAPEAKE ENERGY CORPORATION Why is the Annual Meeting a virtual meeting? We have decided to hold our Annual Meeting virtually because we believe that it will enable greater shareholder attendance and participation from any location around the world at minimal cost. We are also sensitive to the ongoing COVID-19 (Coronavirus) and related public health protocols and travel concerns of our share-holders and employees. How can I access the proxy materials electronically or sign up for electronic delivery, and thereby help us reduce the envi-ronmental impact of our annual meetings? Important Notice regarding the Internet Availability of Ches-apeake’s Proxy Materials for the 2023 Annual Meeting and Future Materials. We use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials, or Notice, to you, which provides instructions on how to use the Internet to: • View our proxy materials for the annual meetings • Instruct us to send future proxy materials to you by email • Request a printed copy of the proxy materials All shareholders will also be able to access the proxy materi-als online or to request a printed set of the proxy materials at proxyvote.com. We encourage shareholders to take advantage of online availability of the proxy materials to help reduce the environmental impact of our annual meetings, and reduce our printing and mailing costs. What is the difference between a shareholder of record and a beneficial owner of shares held in street name? Shareholder of Record. If your shares are registered directly in your name with the Company’s registrar and transfer agent, EQ Shareowner Services, you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank or other insti-tutional account, then you are a “beneficial owner” of shares held in “street name,” and a Notice of the Annual Meeting was mailed to you by that organization. This means that you vote by providing instructions to your broker, bank or other in-stitution rather than directly to the Company. Unless you pro-vide specific voting instructions, your broker, bank or other institution is not permitted to vote your shares on your behalf, except on any proposal that is a routine matter (see discussion of “broker non-votes” above). For your vote on any other matters to be counted, you will need to communicate your voting deci-sions to your broker, bank or other institution before the date of the Annual Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares during the virtual meeting, you must provide a proxy from your financial institution. Do we have a policy about directors’ attendance at the Annual Meeting? Yes. Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. All of our directors attended the 2022 annual meeting of shareholders. Can I change my vote or revoke my proxy? Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by voting during the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by deliver-ing a written notice of revocation to the Company’s Secretary at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 prior to the Annual Meeting. VOTING AND MEETING INFORMATION 23-2075-2 C2.1 P10

VOTING AND MEETING INFORMATION // 9 Why did my household receive a single set of proxy materials? How can I request an additional copy of the proxy materials and Annual Report? SEC rules permit us to send a single Notice, Proxy Statement and Annual Report to shareholders who share the same last name and address. This procedure is called “householding” and benefits both you and us, as it eliminates duplicate mailings and allows us to reduce printing and mailing costs and the environ-mental impact of our annual meetings. If you are a “shareholder of record” and would like to receive a separate copy of a proxy statement or annual report, either now or in the future, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact us: (i) by email at ir@chk.com; (ii) by telephone at 405-935-8870 or (iii) in writing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154. If you are a “beneficial owner of shares held in street name” and would like additional copies of the Notice, Proxy Statement or Annual Report, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request house-holding, please contact your bank, broker or other intermediary. Alternatively, all shareholders can access our Proxy Statement, Annual Report on Form 10-K and other SEC filings on our inves-tor website at chk.com/investors/sec-filings or on the SEC’s web-site at sec.gov. Where can I find the voting results of the Annual Meeting? Preliminary voting results will be announced at the Annual Meeting. We expect to report the final voting results in a Current Report on Form 8-K filed with the SEC within four busi-ness days following the Annual Meeting. Who will serve as the inspector of election and count the votes? A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and count the votes. Is my vote confidential? Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except: (i) as necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation and certifi-cation of votes; and (iii) to facilitate successful proxy solicitation efforts. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board for review. Who is paying for this proxy solicitation? Proxies will be solicited on behalf of the Board by mail, tele-phone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Alliance Advi-sors has been retained to assist in soliciting proxies for a fee of $20,000 plus distribution costs and other expenses. We also pay brokerage firms, banks and similar organizations fees associ-ated with forwarding electronic and printed proxy materials to beneficial holders. In addition, our proxy solicitor and certain of our directors, officers and employees may solicit proxies by mail, by telephone, by electronic communication or in person. Those persons will receive no additional compensation for any solicita-tion activities. 23-2075-2 C2.1 P11

10 // CHESAPEAKE ENERGY CORPORATION GOVERNANCE Election of Directors WHO ARE YOU VOTING FOR? At the 2023 Annual Meeting, we are asking sharehold-ers to elect seven directors to hold office until the 2024 annual meeting and until their successors have been elected and qualified. All are currently serving as Chesapeake directors. Six of the seven directors were appointed to the Board in February 2021 in connection with our emergence from Chapter 11 bankruptcy, a process in which our current shareholders (and former creditors) were actively en-gaged. One director, Domenic J. Dell’Osso, Jr., was appointed to the Board in October 2021 upon his engagement as the Company’s President and CEO. Each current Board member was selected based on his or her substan-tial business, financial and/or environmental expertise and extensive E&P industry experience. Our Bylaws currently provide for a minimum of three directors and a maxi-mum of ten directors, each serving a one-year term, each to hold office until a successor is elected and qualified or until the director’s earlier resignation or removal. Our Board currently has seven members. The Company’s Bylaws provide that, if any incumbent director or any non-incumbent nominee receives a greater number of votes against his or her election than in favor of his or her election, the non-incumbent nominee will not be elected as a director, and the incumbent director will comply with the resignation procedures established under the Company’s Corporate Gover-nance Principles. The Board has nominated the following individuals to be elected as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. At the Annual Meeting, proxies can be voted only with respect to the seven nominees named in this Proxy Statement. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. Your Board recommends a vote FOR the election of each nominee. PROPOSAL 1 23-2075-2 C2.1 P12

Benjamin C. Duster, IV Independent Director since February 2021 Cormorant IV Corporation, LLC, Founder and CEO, 2014 – Present Mobile Tech, Inc., CFO, 2022 – Present Age: 62 PRIOR BUSINESS EXPERIENCE CenterLight Health System, Inc., CEO, 2016 – 2018 Watermark Advisors, LLC, Co-Founder, 2002 – 2015 Wachovia Securities, Inc. (now Wells Fargo), various investment banking positions, 1997 – 2001 Salomon Brothers, Inc. (now CitiGroup Inc.), various investment banking positions, 1985 – 1997 CURRENT PUBLIC COMPANY BOARDS Weatherford International plc (Nasdaq: WFRD) Diamond Offshore Drilling, Inc. (NYSE: DO) Republic First Bancorp, Inc. (Nasdaq: FRBK) PRIOR PUBLIC COMPANY BOARDS Alaska Communications Systems Group, Inc. (Nasdaq: ALSK) RCN Corporation (Nasdaq: RCN) Multi-Fineline Electronics (Nasdaq: MFLX) Netia, S.A. (Warsaw Stock Exchange: NET) WBL Corporation Ltd. (Singapore Stock Exchange: WBL) Algoma Steel Inc. (Toronto Stock Exchange: AGA) OTHER POSITIONS Cardone Industries, Inc., Director The 1921 Institute, Director EDUCATION Yale University, BA Economics Harvard Law School, JD Harvard Business School, MBA Timothy S. Duncan Independent Director since February 2021 Talos Energy Inc. (NYSE: TALO), President, CEO and Director, 2018 – Present Age: 50 PRIOR BUSINESS EXPERIENCE Talos Energy LLC, Founder, President, CEO and Director, 2012 – 2018 Phoenix Exploration Company, LP, Senior Vice President of Business Development and Founder, 2006 – 2012 Gryphon Exploration Company, Manager of Reservoir Engineering and Evaluations, 2000 – 2005 Various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company, 1995 – 2000 CURRENT PUBLIC COMPANY BOARD Talos Energy Inc. (NYSE: TALO) OTHER POSITIONS National Ocean Industries Association, Director American Cancer Society CEOs Against Cancer, Greater Houston Chapter, Board Member Mississippi State University, Member of Foundation Board and College of Engineering Dean’s Advisory Council EDUCATION Mississippi State University, BS Petroleum Engineering University of Houston, MBA Domenic J. Dell’Osso, Jr. Director since October 2021 Chesapeake Energy Corporation (Nasdaq: CHK), President and CEO, since October 2021 Age: 46 PRIOR BUSINESS EXPERIENCE Chesapeake Energy Corporation (Nasdaq: CHK) EVP and CFO, 2010 – 2021 VP – Finance and CFO Chesapeake Midstream Development LP, 2008 – 2010 Jefferies & Co., Investment Banker, 2006 – 2008 Banc of America Securities Investment Banker, 2004 – 2006 CURRENT PUBLIC COMPANY BOARD Transocean Ltd. (NYSE: RIG), Director nominee at May 11, 2023 annual meeting PRIOR PUBLIC COMPANY BOARD FTS International, Inc. (NYSE: FTSI) Access Midstream/Williams Midstream Partners, L.P. (NYSE: CHKM) OTHER POSITIONS Cristo Rey OKC, Director Catholic Charities of Oklahoma City, Director FracTech International, LLC, former Director Sundrop Fuels, Inc., former Director United Way of Central Oklahoma, Director EDUCATION Boston College, BA Economics University of Texas, MBA GOVERNANCE // 11 Michael A. Wichterich Chairman since February 2021 Three Rivers Operating Company LLC, Founder, CEO and Chairman, 2009 – Present Age: 56 PRIOR BUSINESS EXPERIENCE Chesapeake Energy Corporation (Nasdaq: CHK) Executive Chairman, October 2021 – December 2022 Interim CEO, April – October 2021 Texas American Resources Company, CFO, 2006 – 2009 New Braunfels Utilities, CFO, 2004 – 2005 Mariner Energy, Inc., CFO, 1998 – 2003 PricewaterhouseCoopers LLP, various positions, 1989 – 1997 PRIOR PUBLIC COMPANY BOARD Extraction Oil & Gas, Inc. (Nasdaq: XOG) OTHER POSITIONS Bruin E&P Operating, LLC, Director Grizzly Energy, LLC, former Director Sabine Oil & Gas Corporation, former Director USA Compression Partners, LP, former Director EDUCATION University of Texas, BBA Accounting 23-2075-2 C2.1 P13

12 // CHESAPEAKE ENERGY CORPORATION Sarah A. Emerson Independent Director since February 2021 Energy Security Analysis, Inc., President, and ESAI Energy, LLC, Managing Principal, 2009 – Present Age: 61 PRIOR BUSINESS EXPERIENCE Energy Security Analysis, Inc., 1986 – 2009, various research and consulting positions OTHER POSITIONS Center for Strategic and International Studies (CSIS), Senior Associate Harvard University, Kennedy School, Senior Fellow Johns Hopkins University Nitze School of Advanced International Studies, Advisory Council of the Energy Resources and Environment Program EDUCATION Cornell University, BA Government Johns Hopkins University Nitze School of Advanced International Studies, MA Brian Steck Independent Director since February 2021 WhiteOwl Energy LLC, Co-Founder and CEO, March 2022 – Present Age: 56 PRIOR BUSINESS EXPERIENCE Mangrove Partners, Partner, 2011 – 2020 The Laurel Group, LLC, Founder and Managing Member, 2009 – 2011 Tisbury Capital, Head of U.S. Equities, 2006 – 2008 K Capital LLC, Partner, 2000 – 2005 UBS Group AG (NYSE: UBS) and predecessor entities, Global Co-Head of Equity Hedge Fund Coverage and various equity derivative and risk management positions, 1990 – 2000 PRIOR PUBLIC COMPANY BOARDS Civitas Resources, Inc. (NYSE: CIVI), formerly Bonanza Creek, Inc. (NYSE: BCEI) California Resources Corporation (NYSE: CRC) Ranger Oil Corporation (Nasdaq: ROCC) EDUCATION University of Illinois at Urbana-Champaign, BS Engineering Matthew M. Gallagher Independent Director since February 2021 Greenlake Energy, LLC, President and CEO, and NGP Energy Capital Management, LLC, Venture Partner, January 2021 – Present Age: 40 PRIOR BUSINESS EXPERIENCE Parsley Energy Inc. (NYSE: PE) President and CEO, 2019 – 2021 President and COO, 2017 – 2019 VP and COO, 2014 – 2017 Various senior management and engineering positions, 2010 – 2014 Pioneer Natural Resources, various engineering and management positions, 2005 – 2010 CURRENT PUBLIC COMPANY BOARD Pioneer Natural Resources Company (NYSE: PXD) PRIOR PUBLIC COMPANY BOARDS Parsley Energy Inc. (NYSE: PE) OTHER POSITIONS Tap Rock Resources, LLC, Director EDUCATION Colorado School of Mines, BS Petroleum Engineering 23-2075-2 C2.1 P14

GOVERNANCE // 13 How We Maintain a Board that is Right for Chesapeake Our Board of Directors Board Composition We believe that Chesapeake shareholders benefit when there is a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Nom-inating and Corporate Governance Committee (the “Nominat-ing Committee”) is charged with reviewing the composition of the Board and refreshing the Board as appropriate. With this in mind, the committee periodically reviews potential candidates and recommends nominees to the Board for approval. We be-lieve that the Chesapeake Board is desirable for director candi-dates, which allows us to recruit talented directors. IMPORTANT FACTORS IN ASSESSING BOARD COMPOSITION The Nominating Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. The committee considers a wide range of factors when selecting and recruiting director candi-dates, including: Ensuring an experienced, qualified Board with expertise in areas relevant to Chesapeake. The Nominating Committee seeks directors who have held significant leadership positions and who have experience in the finance, environmental, risk management, global business, investing, government and the E&P industry in which we compete, as described below. Annual assessment of Board effectiveness. The Board annually assesses its effectiveness through a process led by the Chair-man of the Board and the Chair of the Nominating Committee. See “How We Evaluate the Board’s Effectiveness” on page 22. DIRECTOR RETIREMENT POLICY The Board has also established a mandatory retirement policy for directors requiring retirement at the Company’s next annual meeting following the director’s 80th birthday. The Board oversees the interests of shareholders and other stakeholders in the long-term health and the overall success of our business and its financial strength. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business. DIRECTOR RECRUITMENT PROCESS Candidate Recommendations • From shareholders, management, directors, search firms and contractual arrangements Nominating Committee • Engages executive search firms to assist in director search process • Discusses and interviews candidates • Reviews qualifications, experience and expertise, regulatory requirements and diversity • Recommends nominees Board • Discusses and analyzes qualifications and independence, and selects nominees Shareholders • Vote on nominees at annual shareholders meeting DIRECTOR “MUST-HAVES” • Highest personal and professional ethics • Integrity and values • A passion for learning • Inquisitive and objective perspective • A sense for priorities and balance The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors, and, in consul-tation with non-employee directors, our CEO and management, establishes the agenda for each Board meeting. The Board has also delegated certain matters to its four committees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an effective governance framework at this time. 23-2075-2 C2.1 P15

14 // CHESAPEAKE ENERGY CORPORATION Director Balance and Background Six of our seven directors were appointed to the Board in February 2021 in connection with our emergence from Chapter 11 bankruptcy, a process in which our then-current shareholders (and former creditors) were actively engaged. They are diverse, industry-leading experts with leadership experience across multiple disciplines. Each director stands for election annually. The Board seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board. In accordance with its charter, the Nominating Committee seeks to include diverse candidates in all director searches, taking into account ethnicity, gender, age, cultural background, thought leadership and professional experience. The Nominating Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. The table below summarizes the qualifications that led to each director’s selection. Wichterich Dell’Osso Duncan Duster Emerson Gallagher Steck QUALIFICATIONS Operational/Management Leadership • • • • • • • Current and/or Former Public Company CEO or Board Chair • • • • • • Strategic Planning/Risk Management • • • • • • • Exploration and Production Industry • • • • • • • Environment/Sustainability and Safety Management • • • • International • • • • • Technology, Engineering and Geoscience • • • • Financial Oversight and Accounting • • • • • • Government/Legal • • Wichterich Dell’Osso Duncan Duster Emerson Gallagher Steck SELF-IDENTIFIED BACKGROUND Gender Diversity Male • • • • • • Female • Race/Ethnicity/Nationality African American/Black • Alaskan Native/Native American Asian/South Asian Hispanic/Latinx Native Hawaiian/Pacific Islander White/Caucasian • • • • • • LGBTQ+ Born Outside of the U.S. 57% Operational Management 7 100% Exploration & Production 7 100% International 5 EHS/ Sustainability Management 4 71% Government/ Legal 2 29% Current/ Former CEO/ Board Chair 6 86% Technology, Engineering & Geoscience 4 57% Strategic Planning/Risk Management 7 100% Financial Oversight & Accounting 6 86% NASDAQ BOARD GENDER AND RACIAL ETHNIC DIVERSITY MATRIX Listed below is the diversity matrix required by Nasdaq. The diversity matrix can also be viewed on our website at sustainability.chk.com/ governance/accountability-compensation. 23-2075-2 C2.1 P16

GOVERNANCE // 15 SKILLS AND EXPERIENCE INDEPENDENCE 5 Directors are independent FINANCIAL EXPERTISE 3 All Audit Committee members qualify as financial experts TENURE (as of 2023 Annual Meeting) 100% 3 years or less 2.2 Average tenure (years) AGE DIVERSITY 53 Average age 71% Younger than 60 80 CHESAPEAKE POLICY: retirement age Joined the Board Wichterich Dell’Osso Duncan Duster Emerson Gallagher Steck Left the Board Lawler (May 2021) BOARD REFRESHMENT (since February 2021) Enhancing the Board’s Diversity of Background Our goal is to assemble and maintain a Board composed of individuals that not only bring a wealth of business and/or technical ex-pertise, experience and achievement, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations. We believe our current Board reflects these principles and our commitment to diversity. In this regard, one of our directors is female and one is African American, and they hold critical leadership positions on our Board as Chairs of the ESG Committee and Audit Committee, respectively. GENDER RACIAL/ETHNIC DIVERSITY GENDER & RACIAL/ETHNIC DIVERSITY 14% of director nominees self-identify as women 14% of director nominees self-identify as racially/ ethnically diverse 29% of director nominees self-identify as gender and racially/ethnically diverse BOARD MEMBERS All of our director nominees (listed under “Election of Directors,” beginning on page 10) other than two directors, Mr. Dell’Osso, our CEO, and Mr. Wichterich, who served as our Executive Chair-man during 2022, are independent. The Board’s guidelines. For a director to be considered indepen-dent, the Board, through its Nominating Committee, must deter-mine that he or she does not have any relationship that, in the opinion of the Board, would interfere with his or her independent judgment as a director. The Board’s guidelines for director inde-pendence conform to the independence requirements in the list-ing standards of the Nasdaq Stock Market. In addition to apply-ing these guidelines, the Board considers all relevant facts and circumstances when making an independence determination. How We Assess Director Independence Applying the guidelines in 2022. In determining director inde-pendence, the Board considered relevant transactions, relation-ships and arrangements in assessing independence, including relationships among Board members, their family members and the Company in 2020, 2021, 2022 and the 2023 first quarter, as described below under the caption: “Relationships and Transac-tions Considered for Director Independence.” In accordance with our Corporate Governance Principles and the listing standards of the Nasdaq Stock Market, the Nominating Committee deter-mined that all transactions and relationships it considered during its review were not material transactions or relationships with the Company and did not impair the independence of any of the independent directors. 23-2075-2 C2.1 P17

16 // CHESAPEAKE ENERGY CORPORATION TRANSACTIONS WITH RELATED PERSONS The Company has adopted a written related party transaction policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (1) the aggregate amount involved will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) any of its currently serving directors and executive officers, or those serving as such at any time since the beginning of the last fiscal year, or greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect material interest. The Audit Committee reviews and approves all interested transactions, as defined above, subject to certain enu-merated exceptions that the Audit Committee has determined do not present a “direct or indirect material interest” on behalf of the related party, consistent with the rules and regulations of the SEC. Such transactions are subject to the Company’s Code of Business Conduct. Certain transactions with former executive officers and directors that fall within the enumerated exceptions are reviewed by the Audit Committee. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. Director/ Nominee Organization/ Individual Relationship Transactions Size for Each of Last Three Years All directors Various charitable organizations Director or Trustee Charitable donations <1% of organization’s revenues Relationships and Transactions Considered for Director Independence COMMITTEE MEMBERS All members of the Audit Committee, Compensation Committee and Nominating Committee must be independent, as defined by the Board’s Governance Principles. • Heightened standards for Audit Committee members. Under a separate SEC independence requirement, Audit Committee mem-bers may not accept any consulting, advisory or other fee from Chesapeake or any of its subsidiaries, except compensation for Board service. • Heightened standards for members of the Compensation and Nominating Committees. As a policy matter, the Board also applies a separate, heightened independence standard to members of the Compensation and Nominating Committees: no mem-ber of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Chesapeake or a subsidiary. In addition, in determining that Compensation Committee members are independent, Nasdaq Stock Market rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by Chesapeake or a subsidiary. The Board has determined that all members of the Audit, Compensation and Nominating Committees, as well as the ESG Committee, are independent and, where applicable, also satisfy these committee-specific independence requirements. 23-2075-2 C2.1 P18

GOVERNANCE // 17 Director Candidate Recommendations The Nominating Committee will consider all shareholder recommendations for director candidates, evaluating them in the same manner as candidates suggested by other directors or third-party search firms (which the Board may retain from time to time, to help identify potential candidates). COMPLYING WITH REGULATORY REQUIREMENTS AND THE BOARD’S INDEPENDENCE GUIDELINES The Nominating Committee considers regulatory requirements affecting directors, including potential competitive restrictions and financial institution management interlocks. It also looks at other positions the director has held or holds (including other board memberships), and the Board reviews director independence, as set forth above under the caption “How We Assess Director Inde-pendence” on page 15. HOW YOU CAN RECOMMEND A CANDIDATE To recommend a candidate for our Board, write to the Nominating Committee, c/o Benjamin E. Russ, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, 6100 N. Western Avenue, Oklahoma City, OK 73118, and include all information that our Bylaws require for director nominations. How We Assess Board Size The Nominating Committee takes a fresh look at Board size each year. Our Bylaws currently provide for a minimum of three direc-tors and a maximum of ten directors, and our Board currently consists of seven directors. Although the Board may consider nominating and appointing additional directors during the com-ing year (consistent with our Governance Principles and the con-siderations mandated by the Nominating Committee Charter), the Nominating Committee believes that the Board’s current size (seven directors) is appropriate, particularly given the range of director views and backgrounds to reflect the diversity and complexity of the businesses and markets in which we operate. This size also is consistent with our historical approach. Over the last 15 years, we have had between six and ten directors, a range the committee believes has served the Company and its share-holders well. Board Accountability to Investors 4x+/year Executive sessions at beginning and end of each quarterly Board meeting and periodically at other meetings 40 Board and Committee meetings in 2022, with near perfect 98.8% overall attendance (100% of committee members are independent) 4x+/year Visits to Chesapeake business by each director Annual Review of committee charters and assessment of Board leadership structure INDEPENDENT BOARD LEADERSHIP Annual director elections with majority voting standard Proxy access at 3%, 3 years, 25% of Board Quarterly review of investor views and feedback Periodic independent director meetings with investors + + + 23-2075-2 C2.1 P19

18 // CHESAPEAKE ENERGY CORPORATION Tone at the Top — Our Core Values Our Board has established a “tone at the top” that forms the foundation of the Board’s and management’s leadership and commit-ment to openness, honesty, integrity and ethical behavior. The cornerstone of our tone at the top is found in our core values, which serve as the foundation for all of our activities and provide the lens through which we evaluate every decision we make. Our core values are expected to be followed by all levels of management and thereby generate a commitment to honesty, integrity and ethics that permeates all levels of the organization. We believe that, by living our core values, we are building a stronger, more prosperous Chesapeake for all of our shareholders. Integrity and Trust WE WILL: • Be truthful and ethical • Acknowledge errors and be accountable for results • Do what we say we will do WE WILL NOT: • Place personal gain above Chesapeake • Mislead anyone regarding our business Respect WE WILL: • Protect our employees, stakeholders and the environment • Appreciate different behavioral styles and seek out different opinions • Promote inclusion and the diversity of thoughts and ideas WE WILL NOT: • Place hierarchy over our values • Accept individual recognition for collective efforts • Let our differences divide us Transparency and Open Communication WE WILL: • Be clear in our business strategies • Work with a “One Chesapeake” mindset and share best practices WE WILL NOT: • Exaggerate our performance • Work with a “What’s In It For Me” mindset • Allow silo thinking and guarded information sharing to disrupt innovation Commercial Focus WE WILL: • Be investment advisors • Be stewards of corporate resources and the environment • Take prudent risks, employing innovative ideas and technology WE WILL NOT: • Be “users” of Chesapeake • Take short-term risks that compromise long-term value Change Leadership WE WILL: • Elevate innovative solutions • Pursue continuous development and improvement • Seek to deliver more than what is expected • Reward risk taking and learn from failures WE WILL NOT: • Elevate problems without solutions • Be satisfied with status quo 23-2075-2 C2.1 P20

GOVERNANCE // 19 Our Board of Directors The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business. We have maintained separate roles for our Chairman and CEO for the past ten years. Since February 2021, Michael Wichterich has served as the Board’s Chairman and Matthew Gallagher has served as the Board’s “lead independent director.” Mr. Wich-terich also served as Interim Chief Executive Officer from April 2021, following the departure of Chesapeake’s prior Chief Exec-utive Officer, through October 2021, when Domenic J. Dell’Osso, Jr. was hired as the new Chief Executive Officer. From October 2021 through December 2022, Mr. Wichterich also served as Chesapeake’s Executive Chairman. The Board is composed of the Chairman, Chief Executive Officer and five independent non-employee members. The directors are skilled and experi-enced leaders in business, education, government and public policy. They currently serve or have served as chief executives, members of senior management and board members of Fortune Board Leadership Structure and Oversight 1000 companies, investment banking/private equity firms, envi-ronmental consulting firms and private for-profit and nonprofit organizations and are well-equipped to promote our long-term success and to provide effective oversight of, and advice and counsel to, the CEO and other members of senior management. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors, and, in consulta-tion with non-employee directors and management, establishes the agenda for each Board meeting. The lead independent direc-tor performs these duties when the Chairman is unavailable. The Board has also delegated certain matters to its four committees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an effective gov-ernance framework at this time. In addition to our tone at the top and our core values, our Board has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsibilities, director qualifications and determination of director indepen-dence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct applicable to all directors, officers and employees, in-cluding our principal executive officer, principal financial officer and principal accounting officer. These documents, along with our Certificate of Incorporation and Bylaws, provide the frame-work for the functioning of the Board. The Corporate Governance Principles and the Code of Business Conduct are available on Other Governance Policies and Practices our website at https://www.chk.com/documents/governance/ corporate-governance-principles.pdf and https://www.chk.com/ documents/governance/code-of-business-conduct.pdf, respec-tively. All committee charters are available on our website at chk.com/about/board-of-directors. Waivers of provisions of the Code of Business Conduct, if any, as to any director or executive officer are required to be evaluated by the Audit Committee or the Board and amendments to the Code of Business Conduct must be approved by the Board. We intend to post any such waivers from, or changes to, the Code of Business Conduct on our website within four business days of such approval. The Compensation Committee is comprised of Brian Steck (Chair), Timothy S. Duncan and Benjamin C. Duster, IV, each of whom is an independent director. None of the members of the Compensation Committee during fiscal year 2022, or as of the date of this Proxy Statement, is or has been an officer or employee of Chesapeake and no executive officer of Chesapeake served on the compensation committee or board of any company that employed any member of Chesapeake’s Compensation Committee or Board. Compensation Committee Interlocks and Insider Participation 23-2075-2 C2.1 P21

20 // CHESAPEAKE ENERGY CORPORATION The chart and disclosure below explain the purpose of each level of hierarchy in our leadership structure and provide additional detail on composition, meetings and activities of the Board. More detail with regard to the composition, meetings and activities of each of the committees can be found below under “Board Committees” on page 23. AUDIT COMMITTEE Purpose: Oversee financial reporting, legal compliance, internal and external audit functions and risk manage-ment systems COMPENSATION COMMITTEE Purpose: Establish and oversee compensation policies and standards that effectively attract, retain and motivate executive officers to achieve strategic and financial goals ESG COMMITTEE Purpose: Oversee ESG poli-cies, programs and practices relating to climate change, alternative energy/natural resources, safety and diversity matters NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Purpose: Oversee corporate governance structure and practices, Board composi-tion and performance and corporate social responsibility matters CHESAPEAKE BOARD OF DIRECTORS Purpose: Promote the long-term success of Chesapeake for its shareholders and ensure proper oversight of management CHAIRMAN OF THE BOARD Purpose: Leads our Board and sets the tone for the Board’s culture, ensuring Board effectiveness and responsiveness to Chesapeake’s shareholders. Oversees the scheduling, preparation and agenda for each Board meeting, including executive sessions of non-employee directors, which take place at least quarterly. Members: 7 Independent: 5 2022 Meetings: 12 Responsibilities and Significant Events: • Culture of financial and managerial oversight, Board accountability and risk management • Maintain “best practice” corporate governance initiatives and accountability measures, including Board declassification, proxy access, no supermajority voting provisions and separation of Chairman and CEO roles • Development of corporate strategy focused on financial discipline and generation of operating efficiencies from captured resources • Oversee and evaluate opportunities to improve margins and liquidity, while maintaining a strong balance sheet, including: – Mergers and acquisitions – Asset sales – Capital allocation – Disciplined utilization of assets to generate operating scale, free cash flow and improved margins – Entering/renegotiating long-term, high-value contracts, including GP&T agreements – Return of capital through cash dividends and equity repurchases via open market and/or negotiated transactions – Credit facility amendments – Hedging activities • Development of an executive compensation plan that appropriately ties executive pay to Company performance • Full Board review and evaluation of significant Company risks at each regular meeting, including commodity prices, significant ESG issues and enterprise risk management • Oversee and monitor workplace safety and environmental matters 23-2075-2 C2.1 P22

Outside of formal Board and committee meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet in executive sessions, without management, before and after each regularly scheduled Board meeting. Messrs. Wichterich and Gallagher preside over all executive sessions.

Each director attended, either in person or by telephone conference, at least 95% of the Board and committee meetings held while serving as a director or committee member in 2022. We expect all serving directors to attend annual meetings of shareholders.

WHY OUR BOARD LEADERSHIP STRUCTURE IS APPROPRIATE FOR CHESAPEAKE

Our leadership structure allows the CEO to speak for Chesapeake's management, while providing for effective independent Board oversight led by our Chairman and lead independent director. Our CEO, Chairman and lead independent director work together to focus the independent directors' attention on the issues of greatest importance to the Company and its shareholders.

HOW WE SELECT THE CHAIRMAN

The Nominating Committee considers feedback from our Board members as part of an annual self-assessment, and then makes a recommendation to the Board. Acting on this recommendation, the independent directors elected Mr. Wichterich as the Chairman and Mr. Gallagher as lead independent director.

RESPONSIBILITIES OF THE CHAIRMAN

The Chairman focuses on optimizing the Board's processes and ensuring that the Board is prioritizing the right matters. Specifically, he has the following responsibilities (and may also perform other functions at the Board's request), as detailed in the Board's Governance Principles:*

1	Board leadership	Chairs all Board meetings
2	Oversight of all meetings	Oversees quarterly Board meetings and calls additional Board or independent director meetings as needed
3	Leadership of executive sessions	Leads executive sessions of the Board, without any management directors or Chesapeake employees present (unless invited), which are held at each quarterly Board meeting and as needed at other periodic meetings (in addition to the numerous informal sessions that occur throughout the year)
4	Serves as liaison between CEO and independent directors	Regularly meets with and serves as liaison between the CEO and independent directors
5	Shareholder communications	Makes himself available for direct communication with our major shareholders
6	Board discussion items	Works with the independent directors/committee chairs, CEO and management to propose a quarterly schedule of major Board discussion items
7	Board agenda, schedule and information	Approves the agenda, schedule and information sent to directors
8	Board governance processes	Works with the Nominating Committee to guide the Board's governance processes, including succession planning and the annual Board self-evaluation
9	Board leadership structure review	Oversees the Board's periodic review and evaluation of its leadership structure
10	Evaluation of CEO	Oversees annual CEO evaluation
11	Committee chair and member selection	Advises the Nominating Committee in choosing committee chairs and membership

**If the Chairman is unavailable, the lead independent director performs these functions.*

GOVERNANCE // 21

22 // CHESAPEAKE ENERGY CORPORATION BOARD/COMMITTEE MEETINGS Board members had near perfect attendance at Board and com-mittee meetings held during 2022, as summarized in the chart below, with each director attending at least 95% of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee. Director Attendance ANNUAL SHAREHOLDERS MEETING Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. All of our directors attended the 2022 annual meeting of shareholders. As dictated by our core values (as discussed above), the Board has established a boardroom culture that results in informed deci-sions through meaningful and robust discussion, where views are readily challenged based on each director’s diverse background and opinions. The directors are expected to, and do, ask hard questions of management. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board’s key areas of focus are on our strategy and vision, enhancing financial and management oversight, Board accountability and risk management. The Board has demonstrated its focus through the following actions: • Development of a corporate strategy focused on financial discipline, operating efficiencies and the generation of free cash flow, particularly in an era of challenging commodity prices • Approval and execution of proposals to implement leading corporate governance practices related to Board accountability, includ-ing Board declassification, proxy access and removal of supermajority voting provisions • Development of an executive compensation program that appropriately ties short-term executive pay to short-term goals and long-term pay to the Company’s stock performance and other long-term metrics (see “Executive Compensation — Compensation Discussion and Analysis” on page 32) • Full Board review and evaluation of significant Company risks at each regular meeting, including commodity price and HSER risks (see “How We Oversee and Manage Enterprise Risk” on page 25) Board Culture and Focus How We Evaluate the Board’s Effectiveness ANNUAL EVALUATION PROCESS Each year, directors complete written assessments and the Chair of the Nominating Committee interviews each director to obtain his or her assessment of director performance, Board dynamics, and the effectiveness of the Board and its committees. The Chairman summarizes the directors’ assessments for discussion at executive sessions of the Board and its committees. For more information on this evaluation process, see the Nominating Committee’s Charter and the Board’s Corporate Governance Principles, which are avail-able on our website at https://www.chk.com/documents/governance/nominating-committee-charter.pdf and https://www.chk.com/ documents/governance/corporate-governance-principles.pdf, respectively. 0 2 6 10 12 Board Audit Compensation ESG Number of meetings in 2022 Near perfect overall attendance Nominating 99% 100% 95% 100% 4 8 100% 98.8% 0 2 6 10 12 Board Audit Compensation ESG Number of meetings in 2022 Near perfect overall attendance Nominating 99% 100% 95% 100% 4 8 100% 98.8% BOARD/COMMITTEE ATTENDANCE Each director nominee attended at least 95.2% of the meetings of the Board and committees on which he or she served in 2022. 23-2075-2 C2.1 P24

GOVERNANCE // 23 COMMITTEE CHARTERS COMMITTEE COMPOSITION COMMITTEE OPERATIONS COMMITTEE RESPONSIBILITIES Each committee has a charter that can be found on our website at chk.com/about/ board-of-directors. Each committee member satisfies Nasdaq’s and Chesapeake’s definitions of an “independent director,” and all three members of the Audit Committee are “audit committee financial experts” (as defined under SEC rules), in each case as determined by the Board. Each committee meets quar-terly, and periodically as need-ed throughout the year, reports its actions and recommenda-tions to the Board, receives reports from senior manage-ment, annually evaluates its performance and has the authority and funding to retain outside advisors. Committee chairs have the opportunity to call for executive sessions at each meeting. The primary responsibilities of each committee are listed below (and committee responsibilities relating to risk oversight are described under “How We Oversee and Manage Enterprise Risk” on page 25). For more detail, see the committee charters on our website. A significant portion of the Board’s oversight responsibilities is carried out through its four standing committees, each of which is composed solely of independent non-employee directors. A biographical overview of the members of our committees can be found under “Election of Directors” beginning on page 10. Board Committees AUDIT Benjamin C. Duster, IV Chair Members: 3 // Independent: 3 // 2022 Meetings: 8 Audit Committee Financial Experts: 3 Key Oversight Responsibilities: • Independent auditor engagement • Integrity of financial statements and financial disclosure • Financial reporting and accounting standards • Disclosure and internal controls • Enterprise risk management program • Compliance with legal and regulatory requirements • Oversight of corporate compliance and Director of Internal Audit, who reports directly to the Audit Committee • Compliance and integrity programs • Internal audit functions • Employee/vendor anonymous hotline • Cybersecurity • Related party transactions Members: Benjamin C. Duster, IV, Chair † Timothy S. Duncan † Matthew M. Gallagher † † Audit Committee Financial Expert COMPENSATION Brian Steck Chair Members: 3 // Independent: 3 // 2022 Meetings: 7 Key Oversight Responsibilities: • Oversight of compensation plans that attract, retain and motivate executive officers and employees • Implementation of executive compensation plan with appropriate goals and objectives • CEO and senior executive performance evaluation • Incentive compensation programs, including the Long-Term Incentive Plan • Broad-based plans available to all employees, including 401(k) plan and health-benefit plans • Compensation of non-employee directors • Establishment and monitoring of compliance with share own-ership guidelines applicable to executive officers and directors Members: Brian Steck, Chair Timothy S. Duncan Benjamin C. Duster, IV 23-2075-2 C2.1 P25

24 // CHESAPEAKE ENERGY CORPORATION NOMINATING Matthew M. Gallagher Chair Members: 2 // Independent: 2 // 2022 Meetings: 4 Key Oversight Responsibilities: • Director recruitment and evaluation, with emphasis on diversity • Corporate governance principles, policies and procedures — evaluation, oversight and implementation • Size and sufficiency of Board and committees • Board committee structure and membership • Annual Board self-assessment and evaluation • Shareholder engagement program • Conflict of interest reviews • Corporate social responsibility • Political spending and lobbying • Charitable donations Members: Matthew M. Gallagher, Chair Sarah A. Emerson ESG Sarah A. Emerson Chair Members: 3 // Independent: 3 // 2022 Meetings: 5 Key Oversight Responsibilities: • Oversight of environmental and social governance (ESG) policies, programs and practices relating to climate change, natural resource and safety matters • Oversight of corporate responsibility/sustainability report • Identification and evaluation of legislative, regulatory, judicial and political trends relating to ESG • Monitor and oversee environmental, health and safety performance, including the development of metrics and targets and their integration into business plans • Monitor scientific, medical and technological developments and evolving industry standards and their impact on the Company’s environmental, health and safety policies and procedures • Review environmental, health and safety incidents and regulatory compliance • Oversight of diversity and inclusion programs, particularly with respect to corporate culture, talent recruitment, development and retention Members: Sarah A. Emerson, Chair Timothy S. Duncan Brian Steck 23-2075-2 C2.1 P26

GOVERNANCE // 25 Committee Oversight Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting, as indicated below: AUDIT COMMITTEE COMPENSATION COMMITTEE ESG COMMITTEE NOMINATING COMMITTEE • Financial statements, systems and reporting • Enterprise risk management program/process • Independent auditor • Compliance with legal and regulatory requirements and legal/regulatory proceedings • Internal audit (Director of Internal Audit reports directly to the Chair of the Audit Committee) • Hotline monitoring of anonymous reporting of questionable activity • Related party transactions, conflicts of interest and Code of Business Conduct • Cybersecurity • Compensation programs, primarily to ensure that compensation incentives: – Promote responsible business decisions that are in line with shareholder interests – Do not promote excessive risk taking • Management retention and development • Climate change and related risks • Annual corporate responsibility/sustainability report • ESG legislative, regulatory and political trends • Scientific, medical and technological developments • Environmental performance and regulatory compliance • Health and safety incidents • Employee diversity, equity and inclusion • Board composition • Director independence • Company’s leadership structure • Succession planning • Corporate governance policies and procedures • Corporate social responsibility • Shareholder concerns and outreach programs How We Oversee and Manage Enterprise Risk Board Oversight The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Com-pany’s risk profile and tolerance for significant risks, such as risks related to commodity price fluctuations and HSER matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. The Board regularly reviews and monitors a number of processes at the Board level in order to support our risk management efforts, including the following: • Long-term strategic plans • Capital budget • Capital projects and operational/asset performance • Hedging policy and strategy • Debt management and liquidity • Environmental compliance and sustainability issues • Succession planning • Strategic transactions, acquisitions and divestitures • Capital markets transactions • Oversight of management in carrying out risk management responsibilities Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, composed of senior management and subject matter experts, have been formed and meet regularly to review and assess the Company’s risk man-agement processes and to discuss and address significant risk exposures. 23-2075-2 C2.1 P27

26 // CHESAPEAKE ENERGY CORPORATION Management Oversight Within this Board and committee risk management framework, our management team is responsible for executing the Board’s risk management program, including the following major risk categories: For more information about specific risks facing the Company, see the “Risk Factors” section of our 2022 Annual Report on Form 10-K. FINANCIAL RISK LEGAL/COMPLIANCE RISK STRATEGIC AND OPERATIONAL RISKS Corporate Accounting, Treasury and Internal Audit Departments Legal and Risk & Compliance Departments ESG, IT and Operations Services Departments Executive Committee and Operations Department Principal responsibility for monitoring financial risks, including financial reporting, internal control matters, liquidity, debt management, commodity and interest rate hedging and credit ratings Principal responsibility for maintaining and monitoring compliance with all corporate policies and procedures, as well as legal and regulatory matters Oversees and monitors compliance efforts related to ESG risks, data governance, information systems and cybersecurity threats Oversees and monitors strategic and operational risks affecting all aspects of our business Investor Outreach We Have a Robust Investor Engagement Program We conduct extensive governance reviews and investor outreach throughout the year. This ensures that management and the Board understand and consider the issues that matter most to our shareholders and enables Chesapeake to address them effectively. HOW THE BOARD RECEIVES DIRECT FEEDBACK FROM MAJOR INSTITUTIONAL INVESTORS We invite major institutional investors to meet periodically with Chesapeake’s independent directors. This complements manage-ment’s investor outreach program and allows directors to directly solicit and receive investors’ views on Chesapeake’s strategy and performance. HOW YOU CAN COMMUNICATE WITH THE BOARD Shareholders and other interested parties may communicate with the Board, either individually or as a group (including only independent directors), through one of the processes outlined on the Company’s website at chk.com/about/board-of-directors. ANNUAL SHAREHOLDERS MEETING WINTER Review feedback from fall meetings with Board members and use it to consider governance and compensation changes and enhance proxy disclosures, when applicable FALL Conduct telephonic meetings between management and our largest investors to assess which topics are of priority SPRING Conduct follow-up conversations with our largest investors to address important annual meeting issues SUMMER Review shareholder votes at our most recent annual meeting and current trends in corporate governance 23-2075-2 C2.1 P28

Advisory Vote to Approve Named Executive Officer Compensation WHAT ARE YOU VOTING ON? We have designed our executive compensation program to attract and retain high-performing executives while aligning our executive pay programs with executive performance and the long-term interests of our shareholders. At the 2023 Annual Meeting, we are asking shareholders to approve, on a non-binding advisory basis, the com-pensation of our NEOs. Even though this vote is advisory and not binding on the Company or the Board, the Board values shareholders’ opinions, and the Compensation Committee will take the outcome of the advisory vote into account when considering future executive compensation decisions. In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, ad-visory basis, the compensation of our NEOs. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. In May 2017, we disclosed that advisory votes to approve execu-tive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation, which, in accordance with applicable law occurs at the 2023 annual meeting of shareholders (see Proposal 3 below). We are asking our shareholders to indicate their support for the compensa-tion of our NEOs as described in this Proxy Statement by voting in favor of the following resolution: RESOLVED, that the Company’s shareholders hereby approve, on an advi-sory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure provided in this Proxy Statement. Your Board recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this Proxy Statement. PROPOSAL 2 EXECUTIVE COMPENSATION // 27 EXECUTIVE COMPENSATION 23-2075-2 C2.1 P29

Frequency of Advisory Votes to Approve Named Executive Officer Compensation WHO ARE YOU VOTING FOR? At the 2023 Annual Meeting, you have the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Although shareholders may vote to have the say-on-pay vote every year, every two years or every three years, the Board believes that say-on-pay votes should be conducted every year. Our shareholders voted on similar proposals in 2011 and 2017, with the majority voting to hold the say-on-pay vote every year. As described in Proposal 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs. This Pro-posal 3 gives shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal 3, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years. Our shareholders voted on a similar proposal in 2011 and 2017 with the majority voting to hold the say-on-pay vote every year. The Board believes that an annual advisory vote on executive compensation provides shareholders with a frequent and consis-tent opportunity to express their views on our executive compensation as disclosed in our annual proxy statement. It is important to note that our compensation objectives are designed to reward our executives’ both short-term and long-term performance. Accordingly, the Board encourages shareholders to consider our executive compensation practices and the results we achieve over a multi-year horizon. Nonetheless, the Board believes that an annual advisory vote will allow our Compensation Committee to take shareholders’ views into account more quickly than a less frequent vote would allow and to evaluate changes in our share-holders’ views over time as our executive compensation program evolves. As an advisory vote, this proposal is not binding on the Company or the Board. However, the Board values the opinions expressed by shareholders and will consider the outcome of the vote when making future decisions regarding the frequency of conducting say-on-pay votes. It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2029 annual meeting of shareholders. While the Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the say-on-pay vote should be held every “1 Year,” “2 Years,” or “3 Years.” Alternatively, shareholders may “abstain” from voting. Your Board recommends a vote FOR one year, thereby permitting shareholders the opportunity to review and approve the compensation of our NEOs every year. PROPOSAL 3 28 // CHESAPEAKE ENERGY CORPORATION 23-2075-2 C2.1 P30

EXECUTIVE COMPENSATION // 29 What is the primary goal of Chesapeake’s executive compensation program? Our primary goal is to attract and retain a talented team while aligning compensation with Company performance and the interests of Chesapeake’s shareholders. Chesapeake’s Long-Term Incentive Program (LTIP), which is the largest component of each NEO’s total compensation, provides the best opportunity to directly align NEO compensation with proven value creation metrics for our share-holders. The three components of our LTIP are settled 100% in Chesapeake’s common stock and of the total, 75% cliff vests after three years. We believe utilizing these components has strengthened our compensation program by further aligning LTIP payouts with the interests of shareholders and providing an incentive to maximize performance. The details behind each component of our LTIP program further demonstrate the committee’s thinking: Taken as a whole, we believe the combination of these three LTI components provides highly competitive compensation when Com-pany performance is excellent, while appropriately offering compensation at or near the bottom of our peer group if results are poor. What do you believe is the greatest challenge in developing the executive compensation program? Effective compensation programs have evolved over the last decade. For the E&P industry, we have moved away from traditional metrics like production and reserve growth to new targets focused on increasing rates of return, efficiencies, profitability and ESG leadership. These changes have been healthy and have allowed energy firms to more effectively attract capital and investments across the broader markets. For us, developing the Annual Incentive Plan (AIP), which is discussed in detail on pages 38 – 42, has proven to be the greatest challenge for the Committee. We wanted the drivers of our short-term compensation to be focused on the right value-creation metrics. Once we established the right metrics, they were carefully weighted to align with our performance objectives. COMPONENT PERCENTAGE PAYOUT DETAILS Absolute TSR PSUs 50% • Payout is based on the Company’s total shareholder return (TSR). – No payout is earned if TSR is negative. – To earn the target payout, the Company’s annual TSR must reach 7.5%. – The maximum payout is achieved if the annualized TSR is equal to or greater than 20%. Relative TSR PSUs 25% • The Committee believes the industry’s traditional way of measuring relative performance (against a company’s peer group) did not adequately address the broader context of the market’s performance. • As such, in addition to considering relative performance against an eight-company peer group, the committee also included four broader group indices (O&G, MLP, Industrials and Utilities) when weighing relative performance. • The payout structure is demanding, with no reward for weak performance. – Target payout is possible if Company performance ranks 60% or above. – The maximum payout is only earned if performance reaches the top 10% of the peer group. RSUs 25% • RSUs make up 25% of our compensation program. • The Committee believes this percentage provides added alignment between our management team and shareholders and further instills an ownership orientation throughout our organization. Q&A WITH BRIAN STECK, COMPENSATION COMMITTEE CHAIR 23-2075-2 C2.1 P31

30 // CHESAPEAKE ENERGY CORPORATION Number and Focus of Metrics Commodity Price Exposure • The Committee named nine metrics representing three categories (ESG, cost & efficiency and cash generation) as critical to Chesapeake’s sustainable success. • Additionally, we added a 20% Committee discretion weighting for hard to quantify aspects of leadership and performance. • Given the LTIP is heavily weighted toward absolute returns, and because industry stock performance is highly correlated with commodity prices, we chose to limit direct exposure to commodity prices within our AIP program to a single metric (cash flow generation) with a 20% weighting. Goal Rigor Rewarding/Incentivizing ESG Performance • In determining the minimum and maxi-mum thresholds, the Committee reviewed past and forecasted performance, and identified the drivers for meaningful outperformance or underperformance for each metric. • In several cases, this resulted in stretch targets that require a greater deviation from our central threshold to our maxi-mum payout than to our minimum payout. • One of the Committee’s more interesting issues was determining how to appropriately recognize the critical importance of ESG performance while not undermining other performance-driving metrics. • Ultimately, we settled on a rather novel, but powerful solution by implementing a payout cap directly linked to ESG performance. Should the Company fail to meet the lower threshold for any of our ESG-related metrics, all other AIP metrics will be capped at a payout of 100%. • We believe this feature properly emphasizes the importance of environ-mental and safety-related performance within our organization while also recognizing the full range of criteria that are required to create value for our shareholders. What do you and the other Committee members consider to be the strength of the AIP program? Being a responsible operator is core to Chesapeake’s values and fundamental to our long-term success. Our ESG goals are designed to account for the importance of ESG performance to Chesapeake’s sustainable success as well as our commitment to taking a leadership role in this space. By instituting four “ESG payout gates” centered on areas which we believe to be most impactful to ESG performance — safety, spills, GHG and methane emissions — and by limiting the payout on all other AIP performance metrics should those metrics not be met, we are sending a clear signal to our team and stakeholders the critical nature of this part of our performance. Do you believe that the Committee has succeeded in establishing rigorous AIP goals? Yes. Although the establishment of rigorous goals is an ongoing process, we believe that the Compensation Committee has established rigorous goals, as evidenced by the fact that the AIP paid out at 97% for NEOs in 2022. The best metrics in an AIP plan are highly relevant to performance, easily understood by both employees and investors and less prone to manipulation or unanticipated adverse consequences. This is particularly challenging for a company and an industry navigating a number of significant transitions with performance highly correlated to volatility in commodity prices. To address these challenges, the Committee considered: 23-2075-2 C2.1 P32

EXECUTIVE COMPENSATION // 31 What is the significance of the 20% subjective strategic leadership goals in the AIP? While 80% of our AIP is determined by specific operational, financial and ESG metrics, the 20% subjective strategic leadership goals allow the Compensation Committee to reward performance drivers that are not tied to specific operational metrics and can be difficult to quantify such as judgment, foresight and agility. Given the dynamic nature of the industry, these performance drivers are critically important as the Company adapts to changing market conditions and strategically executes its business. In 2022 and early 2023, management negotiated a number of transactions which were consistent with our long-term corporate strat-egy and serve as prime examples of the performance drivers that strategic leadership goals are designed to capture, including: Brian Steck Compensation Committee Chair • Acquisitions of natural gas assets in the Marcellus from Chief E&D Holdings; • Dispositions of oil-based assets in the Eagle Ford/ Brazos Valley; • Establishing a long-term foothold in the creation of a substantive worldwide LNG market through transactions with Momentum Sustainable Ventures LLC and Gunvor Group Ltd.; • Improved midstream agreements; • Payment of base and variable quarterly dividends equal to $10.88 per share from January 2022 through March 2023; • Repurchase of more than $1.1 billion of common stock; • Limiting potential dilution by retiring outstanding warrants via an exchanging for common stock; and • Entering a new and amended senior secured reserve-based revolving credit facility. These transactions were aligned with our goals of enhancing liquidity, strengthening our balance sheet and generating long-term shareholder returns. What is the next step for the program? Any potential areas for improvement? We have created and implemented a compensation program which we believe appropriately incentivizes value creation, awards per-formance and aligns with stakeholder interests. Our practices will continually evolve and adapt to changes in the market, as well as investor expectations. Given the breadth and depth of the significant changes we have made to date, we are eager to receive feedback from our shareholders and other stakeholders. Based on the ongoing dialogue we have with our investors, we are confident that our practices align with market expectations, however we will always strive to enhance our approach. As our program evolves, future focus areas may include: • Continuing to test and adapt the relevance of our ESG metrics; • Further advancing the rigor of our goals; – We believe this process should be analogous to a ratchet, in which maximum performance thresholds require continuous improvement, wherever relevant, to ensure we continue to pay for improved performance and not simply reward the status quo. • Establishing a more statistical approach in the creation of performance targets, where possible, to help ensure the probability of hitting a maximum or minimum threshold is appropriate. Ultimately, the feedback we receive from our shareholders will play a critical role in the evolution of our program. If you have any ideas for ways to improve our program in future years, please email TalktoBoD@chk.com. 23-2075-2 C2.1 P33

32 // CHESAPEAKE ENERGY CORPORATION Superior Capital Returns Sustainability Leadership We optimize the development of our large resource base and prioritize free cash flow generation and returns on capital invested. Our drive toward continuous improvement through engineering innovation and planning enhances margins, increases free cash flow, and allows us to return more cash to our shareholders than our domestic gas peers. We are committed to protecting our country’s natural resources and reducing our environmental footprint. As we strive to meet our commitment to achieving net zero GHG emissions by 2035, we focus on delivering energy to sustain economic progress and welfare, minimizing emissions from our operations, investing in low-carbon solutions with adjacent technologies, and providing transparent disclosures with measurable progress. Deep, Attractive Inventory Premier Balance Sheet The premium rock, returns and runway of our natural gas portfolio combined with best-in-class execution position Chesapeake to deliver sustainable results and returns. Maintaining low net leverage is integral to our business strategy and allows us to maintain lower fixed costs, improve margins, maintain the flexibility of our capital program, and provide strategic through-cycle advantages. We further de-risk our margins and cash flows with prudent natural gas hedging that aims to reduce the impact of volatility. Compensation Discussion and Analysis This Compensation Discussion and Analysis, or CD&A, describes the material elements of the compensation of our Named Executive Officers, or NEOs, and describes the objectives and principles underlying our executive compensation programs, the compensation decisions made last year under those programs and the factors we considered in making those decisions. *Mr. Wichterich resigned as Executive Chairman on December 31, 2022, but continues to serve as Chairman of the Board. Our Business We are an independent exploration and production company engaged in the acquisition, exploration and development of properties to produce natural gas, oil and NGL from underground reservoirs. We own a large portfolio of onshore U.S. unconventional natural gas and liquids assets, including interests in approximately 8,400 gross natural gas and oil wells. In 2022, we solidified our strategic focus on the premier rock, returns and runway of our natural gas assets in the Marcellus Shale in Northeast Pennsylvania and the Haynesville and Mid-Bossier Shale plays in Northwest Louisiana. We extended our depth of premium inventory in both basins through the acquisitions of Vine, which closed in late 2021, and Chief which closed in the first quarter of 2022. Additionally, we sold our Powder River Basin assets in Wyoming for approximately $450 million and announced our intention to exit our Eagle Ford position, which to date has generated $2.8 billion in gross proceeds from two transactions. Our Strategy Our business strategy is to create shareholder value through the responsible development of our significant resource plays, while continuing to be a leading provider of affordable, reliable, low carbon energy. 2022 Named Executive Officers Joshua J. Viets Executive Vice President and Chief Operations Officer Appointed February 2022 Domenic J. (“Nick”) Dell’Osso, Jr. President and Chief Executive Officer Mohit Singh Executive Vice President and Chief Financial Officer Benjamin E. Russ Executive Vice President – General Counsel and Corporate Secretary Michael A. Wichterich Executive Chairman* 23-2075-2 C2.1 P34

EXECUTIVE COMPENSATION // 33 2022 Performance Highlights Net debt-to-EBITDAX(b) 0.6x Cash returned to shareholders $2.3B via dividends and share repurchases Adjusted free cash flow(a) $2.1B Adjusted EBITDAX(a) $4.5B Lowered interim targets 3.0(c) / 0.02%(d) Net zero GHG emissions by 2035 100% Gas volumes RSG certified in Marcellus and Haynesville >50% Improvement in both GHG and methane intensity, relative to production, since 2020 Integration of acquired assets We fully integrated operations from our Vine and Chief operations realizing approximately $80 million in synergies. These integrations include the unification of both back office and operational teams. Leading cash returns of gas E&Ps During 2022, our total return of equity yield to shareholders was 17% compared to a peer average of 9%. We delivered our promise of returns with $1.2 billion returned via dividends and $1.1 billion via share repurchases. Total shareholder return Total shareholder return for 2022 was 62% compared to 46% in 2021. Our 2022 return compares to a peer average of 50%. Be LNG Ready With 6.7 bcf per day of LNG capacity scheduled to come online by 2025, we are focused on extending the depth and quality of our Haynesville inventory, continuing our decade-plus track record of capital cost leadership, and expanding our midstream capacity. In 2022 we added >1 bcf/d of future gathering and transport, and have established a long-term target of 15% – 20% of total Company volumes to be priced off international indices. Focus on highest-return assets We continued our operational focus on our highest returning assets, moving from six operating areas in 2019 to four operating areas in 2021, to a strategic focus on two operating areas, the Haynesville and Marcellus, in 2022. Pushing towards sustainability leadership In 2022, we hired our first Chief Sustainability Officer and achieved 100% RSG certification of our Marcellus and Haynesville natural gas assets. We also lowered our interim GHG and methane intensity targets, relative to production, and provided a transparent plan to attain the targets. (a) Non-GAAP measure as defined in Appendix A beginning on page 68 and in the supplemental financial tables available on the Company’s website at https://investors. chk.com/non-gaap-financials. (b) Net debt (non-GAAP) = Total GAAP debt – Premiums and issuance costs on debt – cash and cash equivalents. Adjusted EBITDAX is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization, exploration expenses and other. See Appendix A beginning on page 68. (c) Includes Scope 1 and 2 GHG intensity; mt CO2 e/gross operated mboe produced. (d) Includes Scope 1 and 2 methane intensity; volume methane emissions/volume gross operated gas produced. 23-2075-2 C2.1 P35

34 // CHESAPEAKE ENERGY CORPORATION Compensation Committee Philosophy Our Compensation Committee designed our executive officer compensation program to attract, retain and appropriately reward top talent while ensuring strong alignment between executive compensation and performance metrics that directly drive shareholder value. Our Compensation Committee Philosophy: • Follows a pay-for-performance approach designed to pro-vide highly competitive rewards for excellent performance without rewarding mediocrity. • Benchmarks total direct compensation of our NEOs at or around the 50th percentile of the Officer Compensation Peer Group, subject to adjustment based on experience, performance and level of responsibility. • Aligns executive compensation directly with stock perfor-mance through our long-term incentive program (LTIP) that pays out 100% in equity with 50% of the payouts directly aligned to absolute total shareholder returns (aTSR) and 25% aligned with relative total shareholder return (rTSR) against our peer group. • Encourages retention and long-term performance using PSUs with three-year cliff vesting. • Focus annual incentive plan (AIP) metrics on the value drivers and discipline that our shareholders value. • Reinforces high ethical conduct, environmental awareness and safety by requiring ESG gating thresholds to be met before any metric can be earned above target (regardless of performance). • Promotes corporate alignment by applying the compensation program consistently across our Company. • Discourages excess risk by rewarding both short and long-term performance. SALARIES Targeting 50th percentile as performance and experience dictate ANNUAL INCENTIVE PLAN Balancing short-term objectives with long-term goals LONG-TERM INCENTIVE PROGRAM (LTIP) 100% paid in equity 75% performance driven 50% tied to absolute shareholder returns 0% 50% 100% 150% 200% 0% 50% 100% 150% 200% -15% 0% 5% 10% 15% 20% -0- -10% -0- -5% -0- -0- -20% % of Target PSUs Earned % of Target PSUs Earned Absolute TSR (Annualized) 90th + > 30th 40th 50th 60th 70th 80th -0- 20th + < Relative TSR (Percentile) aTSR Target: 7.5% rTSR Target: 60th Outstanding performance is well-rewarded, with PSUs driven by 3-year TSR with 3-year cliff vesting Directly aligned with shareholder outcomes Includes both CEO and NEOs 2022 NEO LTIP 25% RSUs 25% rTSR 50% aTSR 2022 NEO LTIP 23-2075-2 C2.1 P36

EXECUTIVE COMPENSATION // 35 Shareholder Outreach We understand the importance of maintaining a robust shareholder outreach program. The Chairs of our Compensation and Nominating Committees, along with management, continued this practice and addressed a variety of topics, including corporate governance, our executive compensation program, sustainability, operating and financial performance, corporate strategy and cash return policies, including the payment of dividends and the execution of a $2.0 billion equity repurchase program. We believe that our outreach to our largest shareholders has been productive and our dialogue with a significant number of large shareholders has given us a better understanding of our shareholders’ views on those topics. Members of management, the Chair of the Nominating Committee and the Chair of our Compensation Committee have had discussions with shareholders representing greater than 80% of our outstanding stock. We continue to actively seek input regarding possible improvements to our governance framework and compensation program from our shareholders. Process for Determining Executive Compensation The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, poli-cies and programs. In determining compensation, the Compensation Committee makes an overall assessment of the performance of the NEOs, both individually and as a team, on an annual basis. In 2022, the Compensation Committee’s approach consisted of both an objective consideration of the Company’s performance relative to predetermined metrics as more fully described under the caption “Primary Executive Compensation Elements for 2022” and a subjective consideration of each NEO’s performance and overall role in the organization, as well as the consideration of the median compensation of similarly situated executives among our compensation peer group. In the assessment of the performance of each NEO in 2022, the Compensation Committee considered the following: Company Performance • Financial and operational performance of the Company, including progress made with respect to predetermined metrics more fully described below Individual Performance Tangibles • NEO’s contributions to the development and execution of the Company’s business plans and strategies • Performance of the NEO’s department or functional unit • Level of responsibility Individual Performance Intangibles • Leadership ability • Demonstrated commitment to the Company • Motivational skills • Attitude • Work ethic, insight, foresight, judgement EXECUTIVE OFFICER ASSESSMENT Pursuant to its charter the Compensation Committee may retain a compensation consultant, and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant it retains. The Compensation Commit-tee retained Meridian Compensation Partners, LLC, or Meridian, a national executive compensation consultant to review and pro-vide recommendations concerning all components of our exec-utive compensation program. Meridian performs service solely on behalf of the Compensation Committee and has no relation-ship with the Company or management except as it may relate to performing such services. Meridian assists the Compensation Committee in defining our peer companies for executive com-pensation and practices, and benchmarking our executive com-pensation program against the peer group. Meridian also assists the Compensation Committee with all aspects of the design of our executive and director compensation programs to ensure appro-priate linkage between pay and performance. The Compensation Committee assessed the independence of Meridian and con-cluded that no conflict of interest exists that prevents Meridian from independently representing the Compensation Committee. Meridian attended and provided advice at all Compensation Com-mittee meetings, including executive sessions in 2022. Independent Compensation Consultant 23-2075-2 C2.1 P37

36 // CHESAPEAKE ENERGY CORPORATION Although not a member of the Compensation Committee, our CEO has an active role in executive compensation, and typically makes recommendations to and participates in discussions with the Compensation Committee to provide information regarding the compensation of the other NEOs. Following such recommen-dations, the Compensation Committee discusses the compen-sation of each NEO and approves the final NEO compensation amounts, subject to such modifications as it deems appropriate. The Compensation Committee discusses the compensation of the CEO in executive session with its independent compensa-tion consultant and approves his final compensation amounts. Following such approvals, the Compensation Committee pro-vides a report of its executive compensation decisions to the Chief Executive Officer and Management Role in Executive Compensation Process full Board. The CEO does not vote at Compensation Committee meetings or participate in discussions about his compensation, and he does not participate in the Board’s discussion or vote on the acceptance or ratification of the Compensation Committee’s approvals or reports with respect to his compensation. In addition to the participation of our CEO, other members of senior management typically provide the CEO and Compensation Committee and its advisors with detailed analyses and recom-mendations for consideration regarding each element of execu-tive officer compensation (other than for the CEO) to facilitate the Compensation Committee’s annual review. Primary Executive Compensation Elements for 2022 COMPENSATION COMPONENT DELIVERY METHOD PURPOSE Fixed Compensation Base Salary Cash To competitively compensate executives to reflect levels of responsibility and contribution to the success of the Company Performance Based Compensation Annual Incentive Awards Cash To provide an incentive focused on short-term, one-year performance of established metrics Long-Term Incentive Awards RSUs 25% of the total value To ensure executives experience long-term value linked to shareholder value by linking ultimate award value to share price movement PSUs — stock settled 75% of total value To focus executives on delivery of longer-term measures designed to drive enhanced absolute and relative shareholder value Salary AIP RSUs PSUs 88% At-Risk 80% At-Risk 12% 16% 18% 54% 20% 13% 17% 50% 2022 CEO TOTAL DIRECT COMPENSATION 2022 NEO TOTAL DIRECT COMPENSATION 23-2075-2 C2.1 P38

EXECUTIVE COMPENSATION // 37 The Compensation Committee utilizes two peer groups: (1) a peer group for benchmarking executive officer compensation (the “Officer Compensation Peer Group”), and (2) a separate peer group for measuring relative total shareholder return under the Long-Term Incentive Plan (the “Relative TSR Peer Group”). While the two peer groups contain some companies in common, the Compen-sation Committee uses the separate Relative TSR Peer Group for measuring relative total shareholder return because it wanted to emphasize natural gas-focused peers, along with broader indices for performance comparisons. See page 43 for a discussion of the Relative TSR Peer Group. EXECUTIVE OFFICER COMPENSATION PEER GROUP The Compensation Committee selected the following peer companies with Meridian’s guidance and analysis on critical factors, including enterprise value, market capitalization, assets and revenue. The Executive Officer Compensation Peer Group is listed below: Peer Groups The Compensation Committee used the 2022 Officer Compensa-tion Peer Group solely as a reference point to assess each NEO’s target total direct compensation (i.e., base salary, target annual incentive plan bonus and the grant date fair value of long-term incentive awards). Specifically, the Compensation Commit-tee reviewed the target total direct compensation of our NEOs against the market data described in the 2022 Officer Com-pensation Peer Group report prepared by Meridian primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and that the total direct compensation op-portunity for the NEOs is aligned with our corporate objectives and strategic needs. The Compensation Committee uses the market data from the 2022 Officer Compensation Peer Group to benchmark base salaries, short-term incentive compensation, long-term incentive compensation and total compensation of our NEOs at the 50th percentile as a starting place for determining Use of Market Data from 2022 Officer Compensation Peer Group compensation. The Compensation Committee then adjusts the NEO’s compensation based on the NEO’s experience level, per-formance vs. expectations and level of responsibility. Otherwise, the Compensation Committee did not use a formulaic approach to setting pay against market data but rather reviews a range of market reference points for each compensation element and target total direct compensation as one factor before making compensation determinations. The Compensation Committee is focused on delivering good value for our shareholders while pro-viding competitive compensation for our executive management team. It believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-to-company variations among actual roles with similar titles or the specific performance of the executive officers. APA Corporation Coterra Energy Inc. Devon Energy Corporation Diamondback Energy, Inc. EQT Corporation Marathon Oil Corporation Murphy Oil Corporation Ovintiv Inc. PDC Energy, Inc. Range Resources Corporation Southwestern Energy Company 23-2075-2 C2.1 P39

38 // CHESAPEAKE ENERGY CORPORATION 2022 ANNUAL INCENTIVE PROGRAM The performance metrics for the 2022 AIP were aligned with the metrics and discipline that our shareholders value. The 2022 AIP performance metrics fall into three categories: (1) ESG, (2) cash generation, and (3) cost & efficiency. To reflect the Company’s con-tinued focus on ESG, gating mechanisms have been maintained in the program and a failure to meet the threshold level for the ESG metrics caps the AIP payout for all other performance metrics at the target level regardless of actual results. 80% of the awards made under the AIP are based upon the achievement of quantitative performance goals and 20% of the awards are based upon qualitative strategic leadership goals. All awards under the AIP are subject to adjustment at the Board’s discretion. Calculating Annual Incentive Program Awards The following formula was used to calculate the payment that could be awarded to each named executive officer under the 2022 AIP: The AIP is structured to have threshold, target and maximum performance levels and the corresponding payout opportunities of 0%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling between threshold and target and target and maximum). For each metric, there would be a maximum payout of 200% of each individual’s target percent-age for exceptional performance, as discussed below. Name and Title 2022 Annual Base Salary Domenic J. (“Nick”) Dell’Osso, Jr. President and Chief Executive Officer $800,000 Mohit Singh Executive Vice President and Chief Financial Officer $525,000 Joshua J. Viets Executive Vice President and Chief Operations Officer $490,000 Benjamin E. Russ Executive Vice President – General Counsel and Corporate Secretary $400,000 Michael A. Wichterich Executive Chairman $650,000 2022 BASE SALARIES Base salaries reflect each NEO’s level of responsibility, leadership and contribution to our success and profitability and the competitive marketplace for executive talent in the oil and gas exploration industry. Base salaries were established by the Compensation Committee upon the appointment of each NEO. No changes were made to the base salaries of our NEOs for 2022. Compensation Actions for 2022 Base Salary Target Percentage of Base Salary Payout Factor x x (0% – 200%) 23-2075-2 C2.1 P40

EXECUTIVE COMPENSATION // 39 Name 2022 Base Salary ($) Annual Incentive Program Target as % of Base Annual Incentive Program at Target (100% Performance Metrics Achieved) ($) 200% Performance Achievement ($) Domenic J. (“Nick”) Dell’Osso, Jr. 800,000 125 1,000,000 2,000,000 Mohit Singh 525,000 100 525,000 1,050,000 Joshua J. Viets 490,000 100 490,000 980,000 Benjamin E. Russ 400,000 80 320,000 640,000 Michael A. Wichterich(a) 650,000 – – – (a) Mr. Wichterich does not participate in the AIP. 2022 AIP Performance Goals and Calculation of Payout Factor For the 2022 AIP, the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately focused on the value drivers and discipline that our shareholders value. Each metric was focused on delivery of one of the following three corporate objectives: The 2022 AIP metrics are designed to incentivize our manage-ment team to maximize free cash flow and optimize profitabil-ity while improving our environmental and safety performance. Goals for these metrics were established by the Committee in April 2022. The Committee designed the AIP to be comple-mentary to our long-term incentive plan. Because the long-term incentive plan is entirely weighted towards total shareholder re-turns (TSR), which is heavily influenced by commodity prices, the Committee selected performance metrics that were more under management control. In addition, the Committee included an ESG “gate” as part of the AIP in order to properly emphasize the importance of ESG matters. The ESG “gate” requires threshold levels of all ESG per-formance measures to be met before the payout associated with any performance metric can exceed the target level, except that with respect to the Total Recordable Incident Rate (“TRIR”) goal, the “gate” was based on employee TRIR only instead of the TRIR of employees and contractors. Threshold, target and maximum levels were determined by the Committee based on a review of the Company’s approved budget and historical performance, where available. The Committee determined the weighting for each performance goal by considering the drivers of our business and each goal’s impact on our business. The Committee desig-nated the generation of free cash flow, new well returns and ESG as our three top priorities and assigned the highest weighting (20% each) to these measures. The Committee assigned a 10% weighting to the performance of our oil and gas base production and to profit optimization in the form of cash costs. Range of Annual Incentive Payout Metrics The following table sets forth the range of payments under our AIP for 2022 for our NEOs if executives had achieved only target per-formance, as well as an example of payout at the 200% performance level. ESG + Cash Generation + Cost & Efficiency 23-2075-2 C2.1 P41

	Performance Metric	Gate	Performance Goal	Actual	Threshold 0%	Target 100%	Maximum 200%	Goal Weighting	Goal Payout Factor (Performance based on payout scale)	Weighted Goal (Goal Weighting x Goal Payout Factor)
ESG	Total Recordable Incident Rate (Employee; ESG Gating Only)	✓	Gate Only	0.16	0.23					
ESG	Total Recordable Incident Rate (Employee & Contractor)		<0.42	0.32	0.54	0.42	0.29	6.5%	177%	11.5%
ESG	Spill Intensity Rate	✓	<0.009 intensity	0.004	0.012	0.009	0.006	6.5%	200%	13%
ESG	Methane Intensity	✓	<1.4	1.2	1.5	1.4	1.3	3.5%	200%	7%
ESG	GHG Intensity	✓	<3.9	3.9	4.3	3.9	3.5	3.5%	100%	3.5%
Cash	Free Cash Flow ($mm)		Maximize Free Cash Flow	$2,285	$1,600	$2,050	$2,550	20%	147%	29%
Cost & Efficiency	New Well Returns (PIR)		Delivering on expectations	65%	85%	100%	115%	20%	0%	0%
Cost & Efficiency	Cash Costs ($/mcfe)		Optimize profitability	$1.13	$1.16	$1.05	$0.95	10%	24%	2%
Cost & Efficiency	Gas Base Production Decline		Arrest declines for greater profitability	-41%	-46%	-42%	-36%	5%	110%	6%
Cost & Efficiency	Oil Base Production Decline		Arrest declines for greater profitability	-21%	-27%	-25%	-22%	5%	200%	10%
					Company Goals (above)			**80%**	**103%**	**82%**
					Strategic Leadership Goals			**20%**	**75%**	**15%**
					Total Bonus Payout			**100%**	–	**97%**

"Total Recordable Incidence Rate" is the number of OSHA recordable incidents multiplied by 200,000 and then divided by the actual number of hours worked in one year for company employees, contingent labor and contractor hours as applicable. Contractor hours is based on net capital spend. Going forward all reporting will be based on gross capital spend per API guidelines.

"Spill Intensity Rate" is crude oil/condensate and produced water spills greater than or equal to 1 bbl spilled outside of secondary containment reduced by spill volume recovered and calculated as (produced liquid spilled (bbls) – produced liquid recovered volume(bbls)/total produced liquid (1,000 bbls).

"Methane Intensity" is metric tons methane as CO_2e/gross operated annual production (mboe).

"GHG Intensity" is metric tons CO_2e/gross operated annual production (mboe).

"Free Cash Flow" is net cash provided by (used in) operating activities – capital expenditures – cash contributions to investments.

"New Well Returns" is calculated as the ratio of the net present value of cash flows over the net capital investment (NPV10/net capex) for all wells turned-in-line in 2022 and measured against their forecasted Profit Investment Ratio (NPV10/Total Net Capital) prior to spud. Adjusted to eliminate change in price and differentials.

"Cash Costs" is production expenses, plus gathering, processing and transportation expenses, plus general and administrative expenses divided by total production on a cubic feet of gas equivalent (mcfe) (net operated and non-operated sale volumes for the year per accounting months).

"Base Production Decline" is annual production decline for oil and gas, calculated separately, based on Q4 2021 vs. Q4 2022 average daily gross production, using a straight average of the two declines. Measure reflects gross operated volumes by accounting month for wells that were producing as of December 31, 2021. Gas base limited to Marcellus and Haynesville. Oil base is limited to Eagle Ford and only includes oil molecules.

40 // CHESAPEAKE ENERGY CORPORATION

EXECUTIVE COMPENSATION // 41 ESG • Employee and contractor safety • GHG metric improvement • RSG leadership • Reduce significant safety/environmental events • Enhance diversity and inclusion programming and commitment Execution • Deliver or exceed expected rates of return (PIR/CROCI) on drilling and workover program • Integration of acquisitions • Evaluate opportunities to improve gathering, processing and transportation (GP&T) • Optimize allocation of resources to meet all goals • Leverage technology to manage larger producing well footprint • Rationalize historical process and technology not suited for today’s business model • Manage inflation into 2023 Improvement of Total Resources • Optimize spacing in each play at various commodity prices • Reduce development breakeven • Identify incremental locations on existing footprint • Evaluate redevelopment strategy • Develop drill ready hopper of projects above and beyond annual approved budget Innovation • Develop and utilize innovative drilling and completion technologies to improve capital efficiency • Embrace automation, data analytics and other technology to streamline key operational as well as administrative processes Business Development and New Ventures • Explore LNG opportunities • Offset producer consolidation • Pursue accretive opportunities • Trimming less productive acreage • Portfolio approach, leverage partnership • Create new stream of revenue Investor Analyst Engagement • Share buyback program • Increase analyst coverage • Analyst day Strategic Leadership Goals Twenty percent (20%) at target (range: 0% – 40%) of the total amounts payable under the 2022 AIP were based on the attainment of certain Company-wide strategic leadership objectives in the areas set forth below: 23-2075-2 C2.1 P43

42 // CHESAPEAKE ENERGY CORPORATION Actual Payments for 2022 The following table shows the actual amounts awarded under the 2022 AIP: Name 2022 Base Salary ($) Annual Incentive Program Target as % of Base Annual Incentive Program at Target ($) Payout Factor (%) Actual Earned Performance ($) Domenic J. (“Nick”) Dell’Osso, Jr. 800,000 125 1,000,000 97 970,000 Mohit Singh 525,000 100 525,000 97 509,250 Joshua J. Viets 490,000 100 490,000 97 475,300 Benjamin E. Russ 400,000 80 320,000 97 310,400 Michael A. Wichterich(a) 650,000 – – – – (a) Mr. Wichterich does not participate in the AIP. 2022 Long-Term Incentive Program Long-term incentives align the compensation of the NEOs with the long-term interests of our shareholders. Target total direct compen-sation is weighted heavily towards long-term incentive compensation consistent with our goal of long-term shareholder value creation. SIZE AND FORM OF 2022 LONG-TERM INCENTIVE AWARDS The size of the equity awards granted to each NEO is based on an estimated target dollar value. The Compensation Committee gen-erally determines the target value based on each NEO’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and a review of the compensation levels for individuals in the Officer Compensation Peer Group with similar titles and responsibilities. The Compensation Committee also considers potential shareholder dilution. The Compensation Committee allocates the dollar value of each NEO’s equity awards between time-based awards (RSUs) and perfor-mance-based awards (PSUs). Long-term incentive awards for our NEOs consisted of 25% RSUs and 75% PSUs. Both RSUs and PSUs are settled in stock. Two-thirds of the PSUs (50% of the total long-term incentive award) vest based on absolute total shareholder return (aTSR) on the third anniversary of the grant date as follows: aTSR Percentage of Target PSUs Earned Less than 0% 0% 0% 40% 5% 80% 7.5% 100% 10% 120% 15% 160% 20% or greater 200% The Compensation Committee reviewed the Company’s progress toward each of the strategic goals listed above and determined that the Company had exceeded its ESG and Innovation goals while meeting its Improvement of Total Resources, Business Development and New Ventures and Investor Analyst Engagement goals. However, it was determined that the Company did not meet its Execution goals and as a result the Committee certified a below target payout of 15% (75% of the 20% weighting) with respect to the strategic leadership goals portion of the AIP. aTSR is measured on an annualized basis. No awards are issued if aTSR is less than 0%. For aTSR performance between the values listed in the table to the left, the number of PSUs that become earned will be determined by straight-line interpolation. 23-2075-2 C2.1 P44

EXECUTIVE COMPENSATION // 43 rTSR Percentage of Target PSUs Earned Less than 20% 0% 20% 0% 30% 30% 40% 60% 50% 80% 60% 100% 70% 125% 80% 160% 90% or greater 200% For rTSR performance between the values listed in the table to the left, the number of PSUs that become earned will be deter-mined by straight-line interpolation. One-third of the PSUs (25% of the total long-term incentive award) vest based on relative total shareholder return (rTSR) measured against our Relative TSR Peer Group on the third anniversary of the grant date as follows: 2022 TIME-BASED AWARDS RSUs generally vest ratably over a three-year period from the date of grant. RSUs are settled in shares of common stock. The Compen-sation Committee believes that RSUs play an important role in accomplishing the objectives of the executive compensation program retention and alignment with shareholder interest. Holders of unvested RSUs are entitled to receive dividend equivalents on such units, payable in cash at the same time as the underlying RSUs are settled in shares. 2022 PSU AWARDS The Compensation Committee believes that absolute and relative TSR PSUs are the best way to align our long-term incentive com-pensation with the goal of increasing shareholder value. The 2022 PSUs are subject to cliff vesting on the third-year anniversary of the grant date. The final value and number of shares of Company common stock issued in settlement of the PSUs will depend on our performance measured against the objective performance goal (aTSR or rTSR) for each type of PSU. The Compensation Committee established the performance goals in March 2022 based on rigorous modeling and testing of a variety of design constructs with the objective of arriving at a mix of absolute and relative TSR metrics and goals that would (i) deliver relatively substantial payouts for stronger absolute TSR that also outperformed the market on a relative basis, and (ii) deliver relatively weaker payouts, or no payouts, for low TSR outcomes, compared to other design constructs within the E&P industry. The Committee also decided to use TSR as the primary PSU metric as a complement to the short-term incentive metrics that are based on other financial and operational goals. Holders of PSUs are entitled to receive dividend equivalents on such units, payable in cash at the same time as the underlying PSUs are settled in shares. RELATIVE TSR PEER GROUP The peer group for measuring relative total shareholder return (the “Relative TSR Peer Group”) includes eight gas-focused companies and four indices, which serve as broader market comparators and help incentivize Company performance relative to other high divi-dend yield industries. Antero Resources Corporation CNX Resources Corporation Comstock Resources, Inc. Coterra Energy Inc. EQT Corporation Gulfport Energy Corporation Range Resources Corporation Southwestern Energy Company Alerian MLP Index S&P 500 Utilities Sector S&P 500 Industrials Sector S&P Oil & Gas EP Select Industry Index 23-2075-2 C2.1 P45

LTIP Payout Scenarios: Greater focus on absolute performance[a]


Leverage of Long-Term Incentive Plan Design at Various Performance Levels
Realized LTI Value as a % of Target (includes price appreciation)[b]
300%
270%
240%
210%
180%
150%
120%
90%
60%
30%
0%
Designed to provide highly competitive long-term compensation for excellent performance without rewarding mediocrity
Scenario 1 (rTSR 25%, aTSR -5%)
Scenario 2 (rTSR 75%, aTSR -5%)
Scenario 3 (rTSR 60%, aTSR 5%)
Scenario 4 (rTSR 25%, aTSR 20%)
Scenario 5 (rTSR 75%, aTSR 20%)

Relative TSR Peer Group[c][d]

Antero Resources Corporation
CNX Resources Corporation
Comstock Resources, Inc.
Coterra Energy Inc.
EQT Corporation
Gulfport Energy Corporation
Range Resources Corporation
Southwestern Energy Company
Alerian MLP Index
S&P 500 Utilities Sector
S&P 500 Industrials Sector
S&P Oil & Gas EP Select Industry Index

Peer group includes four indices to ensure broader market relevance

(a) Absolute TSR on an annualized basis.

(b) Payout estimates the change in total LTI value over a 3-year vesting period including the impact of payout leverage for performance-based awards and stock price change.

(c) Peer groups approved in early 2022.

(d) If, during the first 18 months of the relative TSR performance period, any peer group member is acquired, then it shall be replaced by the first/next company on a predetermined rank-ordered replacement list. If, during the last 18 months of the Performance Period, any Peer Group Member is involved in a merger or acquisition, then such peer company TSR will be locked-in as greater or less than that for the Company, in each case measured as of the date of the announcement of such merger/acquisition.

2022 Long-Term Incentive Awards — Targeted Value

Name	RSUs ($)	aTSR ($)	rTSR ($)	Inducement RSUs ($)	Price Target PSUs ($)	Total Target Value ($)
Domenic J. ("Nick") Dell'Osso, Jr.	1,175,000	2,350,000	1,175,000	–	–	4,700,000
Mohit Singh	512,500	1,025,000	512,500	–	–	2,050,000
Joshua J. Viets[a]	512,500	1,025,000	512,500	1,100,000		3,150,000
Benjamin E. Russ	250,000	500,000	250,000	–	–	1,000,000
Michael A. Wichterich[b]	466,250	932,500	466,250	–	–	1,865,000

(a) Inducement award granted upon hire on February 1, 2022. This award was made to compensate Mr. Viets for earned but unvested awards at Mr. Viet's prior employer that he forfeited when he joined our team.

(b) Mr. Wichterich's 2022 total target value of long-term incentive awards was originally set at $2,000,000 but was prorated to exclude a portion of his previous Chairman of the Board award to avoid overlapping compensation for similar service to the Company.

Other Compensation

We also provide compensation in the form of benefits and perquisites to the NEOs, including health and welfare insurance benefits, matching contributions under the Company's 401(k) plan and other non-elective Company contributions. We provide up to 6% matching of eligible compensation that is deferred, up to the Internal Revenue Code limit for each respective year in which the eligible employee participates in the plan. The foregoing benefits and perquisites are provided to all employees or large groups of senior level employees. The Company does not permit personal use of corporate aircraft by executive officers or directors. Although family members and invited guests are occasionally permitted to accompany executive officers and directors on business flights, the aggregate incremental costs to the Company is de minimis. See "All Other Compensation Table" on page 49 for more information.

44 // CHESAPEAKE ENERGY CORPORATION

EXECUTIVE COMPENSATION // 45 2023 Executive Compensation Decisions After reviewing the contributions of our NEOs relative to our 2022 performance and a review of peer group benchmark data, the Com-pensation Committee established the following aggregate salary and short-term and long-term compensation targets, as indicated in the table below. The Compensation Committee adopted only minor changes to our executive compensation program for 2023. Specifically, the Com-pensation Committee adjusted the composition of the AIP performance metrics to: (i) collapse the TRIR metric to only include the employee plus contractor measure as part of the overall metrics and to function as one of the ESG gates, (ii) add an additional efficiency metric of New Well Capex ($/ft), and (iii) remove the oil base production decline measure with the announced sales of two of three pack-ages of our oil assets. In addition, the Committee continued the use an ESG “gate” as part of the AIP in order to properly emphasize the importance of ESG matters. In 2023, the payout associated with any performance metric cannot exceed the target level if the Company does not achieve the threshold performance level for any one of the following four ESG metrics: (i) total recordable incident rate for employees plus contractors; (ii) spill intensity rate; (iii) GHG intensity; and (iv) methane intensity. The Compensation Committee also made relatively minor adjustments to the weighting of the New Well Program Delivery (PIR) to split it with the New Well Capex measure. The Compensation Committee decided to maintain the same LTIP structure for 2023, continuing to heavily tie executive compensa-tion to the performance of the Company’s common stock. Specifically, the 2023 LTIP awards consist of 25% RSUs and 75% PSUs, with two-thirds of the PSUs vesting based on actual TSR performance and one-third vesting based on relative TSR performance, in each case over a three-year period. LTIP Awards ($)(a) Name Base Salary ($) AIP ($) RSU ($) PSU ($) Domenic J. (“Nick”) Dell’Osso, Jr. 910,000 1,137,500 1,365,000 4,095,000 Mohit Singh 525,000 525,000 557,813 1,673,438 Joshua J. Viets 525,000 525,000 603,750 1,811,250 Benjamin E. Russ 420,000 336,000 294,000 882,000 Michael A. Wichterich(b) – – – – (a) LTI Awards continue to consist of 25% RSUs and 75% PSUs, with two-thirds of the PSUs vesting based on absolute TSR performance and one-third vesting based on relative TSR performance over a three-year period. The dollar values reflect target level (100%) performance. (b) Effective December 31, 2022, Mr. Wichterich is no longer serving as Executive Chairman and returned to his previous position and all future compensation will be issued for his role as Chairman of the Board. In developing our 2023 executive compensation program, the Compensation Committee decided on the following: NEO Compensation Changes • Market-based salary increases to three of our NEOs • No changes to AIP target percentages • Market-based increases to LTI targets Plan Design Changes • Maintained ESG gate feature, limiting maximum payout of any performance measure to target if the Company does not achieve threshold performance level for any of the ESG performance metrics in the AIP • Enhanced ESG by establishing a combined gate and metric, inclusive of employee and contractor TRIR • Additional capital efficiency metric of New Well Capex ($/ft) to the AIP • Maintained existing LTIP structure, with a continued reliance on aligning outcomes to shareholder returns 23-2075-2 C2.1 P47

46 // CHESAPEAKE ENERGY CORPORATION In measuring compliance with the share ownership guidelines, the Company includes: • Shares owned directly • Shares owned indirectly (i.e., by a trust or spouse/family member living in their household) • Shares represented by amounts invested in a retirement/401(k) plan or that are tax deferred in accounts that are maintained by the Company • Time-vested restricted stock or restricted stock units Other Executive Compensation Matters Share Ownership Guidelines The Compensation Committee has established share ownership guidelines for our directors and executive officers, including the NEOs in order to (i) promote a significant financial stake in the Company to create direct alignment of officer and director interests with those of our shareholders, (ii) mitigate against excessive risk taking that may lead to short-term returns at the expense of longer-term value creation, and (iii) align the interests of officers and directors with good governance principles supported by our institutional investors and proxy advisors. The Compensation Committee reviews compliance with these share ownership guidelines annually. All of our directors and two of our four NEOs had met the required ownership level as of April 10, 2023. All directors and NEOs were in compliance with the share retention requirements. The share ownership guidelines require the executive officer or director to own at least a number of shares of common stock equal to a multiple of the executive officer’s or director’s base salary or annual cash retainer. The executive officer and director share ownership guidelines are as follows: Unexercised options/warrants and unearned/unvested PSUs are not counted toward meeting the guidelines. Position Guideline(a) Holding Requirements/ Retention Ratio(b) CEO 7 times base salary 100% EVP 3 times base salary 75% SVP 2 times base salary 50% VP 1 times base salary 50% Non-Employee Directors 5 times annual cash retainer 100% (a) Based on the participant’s then-current base salary or annual cash board retainer. The value of share holdings is determined by the greater of: (i) acquisition/grant date value, (ii) current spot price, or (iii) trailing 12-month average price. (b) The percentage holding requirement represents the percentage of net shares (after tax withholding) that must be held until the share ownership requirement is met, with the following exceptions, (i) participants may direct the Company to withhold shares issued upon vesting of RSUs/PSUs to cover tax obligations, and (ii) participants holding stock options or warrants may utilize a cashless exercise provision and/or immediately sell Company stock acquired by exercising stock options for the limited purpose of paying the exercise price of the stock option and any applicable tax liability. Our insider trading policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Com-pany stock or engaging in hedging or monetization transactions with respect to Company stock. The policy also prohibits directors and executive officers from holding Company stock in a margin account or pledging Company stock as a collateral for a loan. We believe these policies effectively align each officer’s and director’s interests with those of our shareholders. Prohibition of Hedging and Pledging Transactions 23-2075-2 C2.1 P48

EXECUTIVE COMPENSATION // 47 The Board has adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Company may seek to recover from any current or former executive officer all cash and equity incentive-based compensation in the event of an accounting restatement resulting from the Company’s ma-terial non-compliance with financial reporting requirements un-der applicable securities laws. The amount of incentive-based compensation subject to such recovery would be the amount in excess of what the executive officer would have earned in accor-dance with the restatement as determined by the Compensation Committee. Compensation Recovery or “Clawback” Policy The compensation recovery policy also contains provisions relat-ed to the forfeiture of stock options, restricted shares, RSUs and PSUs. Under these forfeiture provisions, the Company may can-cel such long-term incentive awards, in whole or in part, whether or not vested, for no consideration, for executives who engage in serious breaches of conduct, including violations of employment agreements, confidential or other proprietary matters, or other-wise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders. The SEC re-cently announced Rule 10D-1 under the Dodd-Frank Wall Street Reform and Consumer Protection Act. We will revise our policy as necessary to comply with the final SEC rules once adopted. Our Compensation Committee received a risk assessment from Meridian with respect to the Company’s compensation programs, in-cluding an overview of the compensation program and risk-mitigating policies and practices. After considering advice from Meridian, the Compensation Committee performed a review of key attributes and structures of our compensation policies and programs and has determined that such policies and programs do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on the Company. The following factors were considered in making such determination: Relationship Between Compensation Programs and Risk • The AIP for executive officers in 2022 consisted of a mix of nine goals (1 financial, 4 operational and 4 ESG related) set by the Compensation Committee that are aligned with the Company’s strategic short-term goals and designed to im-prove the Company’s performance in the long term. Payouts are capped as a set percentage of target. • 75% of long-term incentive awards were made in stock-set-tled PSUs that cliff vest at the end of three years. Two-thirds of such PSUs (50% of total long-term incentive awards) are based on absolute total shareholder return. One-third of such PSUs (25% of total long-term incentive awards) are based on relative total shareholder return compared to the Company’s Relative TSR Peer Group. The multiple year vesting and per-formance periods discourage short-term risk taking. • Our share ownership guidelines encourage our directors and executive officers to maintain a long-term perspective. • Our prohibition on derivative or speculative transactions in-volving Company stock by directors and executive officers reinforces the alignment of our directors’ and executives’ interests with those of our shareholders. • Our compensation recovery policy is designed to recap-ture unearned incentive payments in the event of material non-compliance with any financial reporting requirement under applicable laws that leads to an accounting restate-ment and permits cancellation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with our business. • The compensation programs and policies that apply to non-executive employees consist of competitive base sal-aries, formulaic annual incentive based on pre-determined metrics that drive our performance, and long-term incentive compensation consisting of RSUs and/or PSUs that vest over three years. The steady income provided by base salaries allows employees to focus on the Company’s business. The annual incentives motivate employees to achieve the Com-pany’s financial, operational and ESG goals without incen-tivizing inappropriate risk taking. The long-term incentive awards align employees’ long-term interests with those of our shareholders and generally encourage a long-term view. 23-2075-2 C2.1 P49

48 // CHESAPEAKE ENERGY CORPORATION Name and Principal Position Fiscal Year Salary ($) Bonus ($)(a) Stock Awards ($)(b) Option Awards ($) Non-Equity Incentive Plan Compensation ($)(c) All Other Compensation ($)(d) Total ($) Domenic J. (“Nick”) Dell’Osso, Jr. President and Chief Executive Officer 2022 800,000 – 6,434,727 – 970,000 23,213 8,227,940 2021 758,965 – 5,699,725 – 1,208,000 22,247 7,688,937 2020 750,376 – 300,000 – 2,922,273 23,040 3,995,689 Mohit Singh Executive Vice President and Chief Financial Officer 2022 525,000 – 2,806,674 – 509,250 291,706 4,132,630 2021 10,096 880,000 1,604,883 – – 23,591 2,518,570 Joshua J. Viets Executive Vice President and Chief Operating Officer 2022(e) 421,966 500,000 3,930,541 – 475,300 234,644 5,562,451 Benjamin E. Russ Executive Vice President – General Counsel and Corporate Secretary 2022 400,001 – 1,369,256 – 310,400 31,620 2,111,277 2021 348,472 – 1,382,439 – 483,200 20,693 2,234,804 Michael A. Wichterich Executive Chairman 2022 650,000 – 2,553,397 – – 15,857 3,219,254 2021 812,122 – 1,389,459 – – 2,554 2,204,135 (a) Reflects sign-on bonus paid to Messrs. Singh and Viets upon commencing employment with the Company in 2021 and 2022. This award was made to compen-sate for earned but unvested awards at their prior employer that were forfeited upon joining our team. (b) These amounts represent the aggregate grant date fair value of the stock awards granted, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For restricted stock units (RSUs), values are based on the closing price of the Company's common stock on the grant date. For performance share unit awards (PSUs), the Company utilized the Monte Carlo simulation to determine the grant date fair market value. The grant date fair value of the PSUs was deter-mined based on the PSUs awarded vesting at target, which is the performance the Company believed was probable on the grant date. The maximum opportunity of the 2022 PSUs for each NEO as of the grant date is as follows: Messrs. Dell'Osso $10,468,165, Singh $4,565,965, Viets $4,565,965, Russ $2,227,496 and Wichterich $4,153,886. Both RSUs and PSUs receive dividend equivalent rights to unvested stock that are earned at the time the underlying shares vest. The assumptions used by the Company in calculating the amounts related to stock awards granted are incorporated by reference to Note 13 of the consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K. (c) The 2022 amounts in this column represent annual incentive plan program awards earned with respect to the designated year and paid in the following year, as described under the caption “2022 Annual Incentive Program” beginning on page 38. (d) The table below provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2022. (e) 2022 was Mr. Viets’ first year as an NEO and he was hired on February 1, 2022. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compen-sation Discussion and Analysis be included in this Proxy Statement. MEMBERS OF THE COMPENSATION COMMITTEE Brian Steck (Chair) Timothy S. Duncan Benjamin C. Duster, IV Compensation Committee Report Summary Compensation Table for 2022 23-2075-2 C2.1 P50

EXECUTIVE COMPENSATION // 49 Name Year Company Contributions to Retirement Plans ($)(a) New Hire Benefits ($)(b) Other Perquisites and Benefits ($)(c) Total ($) Domenic J. (“Nick”) Dell’Osso, Jr. 2022 18,638 – 4,575 23,213 Mohit Singh 2022 21,830 268,076 1,800 291,706 Joshua J. Viets 2022 25,992 207,675 977 234,644 Benjamin E. Russ 2022 28,421 – 3,199 31,620 Michael A. Wichterich 2022 9,407 – 6,450 15,857 (a) This column represents Company contributions to the 401(k) plan in 2022. (b) This column represents relocation and temporary housing for Messrs. Singh and Viets. (c) This column represents the value of other benefits provided to the NEOs in 2022 and includes amounts for supplemental life insurance premiums for all NEOs. The Company does not permit personal use of corporate aircraft by our executive officers. Although families and invited guests are occasionally permitted to accompany executive officers and directors on business flights, no additional compensation is included in the table because the aggregate incremental cost to the Company is de minimis. All Other Compensation Table Grants of Plan-Based Awards Table for 2022 Name Type of Award (a) Grant Date Approval Date Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(b) Estimated Future Payouts Under Equity Incentive Plan Awards (#)(c) All Other Stock Awards: Number of Shares of Stock (#) (d) Grant Date Fair Value of Stock Awards($) (e) Threshold Target Maximum Threshold Target Maximum Domenic J. (“Nick”) Dell’Osso, Jr. AIP – – – 1,000,000 2,000,000 RSU 3/15/22 3/15/22 15,911 1,200,644 PSU 3/15/22 3/15/22 12,729 31,822 63,644 3,517,604 PSU 3/15/22 3/15/22 – 15,911 31,822 1,716,479 Mohit Singh AIP – – – 525,000 1,050,000 RSU 3/15/22 3/15/22 6,940 523,692 PSU 3/15/22 3/15/22 5,552 13,880 27,760 1,534,295 PSU 3/15/22 3/15/22 – 6,940 13,880 748,687 Joshua J. Viets AIP – – – 490,000 980,000 RSU 2/1/22 2/1/22 16,414 1,123,867 RSU 3/15/22 3/15/22 6,940 523,692 PSU 3/15/22 3/15/22 5,552 13,880 27,760 1,534,295 PSU 3/15/22 3/15/22 – 6,940 13,880 748,687 Benjamin E. Russ AIP – – – 320,000 640,000 RSU 3/15/22 3/15/22 3,386 255,508 PSU 3/15/22 3/15/22 2,708 6,771 13,542 748,466 PSU 3/15/22 3/15/22 – 3,386 6,772 365,282 Michael A. Wichterich RSU 3/15/22 3/15/22 6,314 476,454 PSU 3/15/22 3/15/22 5,051 12,627 25,254 1,395,789 PSU 3/15/22 3/15/22 – 6,314 12,628 681,154 (a) These awards are described in “Compensation Discussion and Analysis” beginning on page 32. (b) The actual amount earned in 2022 was paid in March 2023 as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2022. See “Compensation Discussion and Analysis — Primary Compensation Elements for 2022 — 2022 Annual Incentive Program” on page 38 for more information regarding our 2022 annual incentive program. (c) These columns reflect the potential payout range, in units, of aggregate PSUs awarded in 2022. PSUs vest three years from the date of grant. See “Compensa-tion Discussion and Analysis — 2022 Long-Term Incentive Program — Size and Form of 2022 Long-Term Incentive Awards” on page 42 for more information regarding our 2022 Long-Term Incentive Program. 23-2075-2 C2.1 P51

50 // CHESAPEAKE ENERGY CORPORATION Option Awards Stock Awards Name Number of Securities Underlying Unexercised Options (#) Option Exercise Price ($) Option Expiration Date Number of Shares or Units of Stock That Have Not Vested (#)(a) Market Value of Shares or Units of Stock That Have Not Vested ($)(b) Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(c) Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested ($)(d) Exercisable Unexercisable Domenic J. (“Nick”) Dell’Osso, Jr. – – – – 27,230 2,569,695 98,672 9,311,677 Mohit Singh – – – – 33,782 3,188,007 20,820 1,964,783 Joshua J. Viets – – – – 23,354 2,203,917 20,820 1,964,783 Benjamin E. Russ – – – – 6,985 659,174 24,647 2,325,937 Michael A. Wichterich – – – – 7,327 691,449 23,501 2,217,789 (a) RSU awards generally vest ratably over a three-year period. (b) Value shown in this column is based on closing price on December 30, 2022 of $94.37 per share. (c) For details regarding PSUs, see “Compensation Discussion and Analysis — 2022 Long-Term Incentive Program — 2022 PSU Awards on page 43. Amount shown represents the target level number of shares subject to outstanding PSUs. (d) Value shown in this column is based on a closing price on December 30, 2022 of $94.37 per share. Outstanding Equity Awards at Fiscal Year End 2022 Table (d) The RSU awards generally vest ratably over three years from the date of grant. (e) These amounts represent the aggregate grant date fair value of stock awards granted, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For RSUs, values are based on the closing price of the Company's common stock on the grant date. For PSUs, values are based on the fair market value deter-mined by the Monte Carlo simulation. The grant date fair value of the PSUs was determined based on the PSUs awarded vesting at target, which is the perfor-mance the Company believed was probable on the grant date. Both RSUs and PSUs receive dividend equivalent rights. The assumptions used by the Company in calculating the amounts related to PSUs are incorporated by reference to Note 13 of the consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K. Option Exercises and Stock Vested Table for 2022 Option Awards Stock Awards Name Number of Shares Acquired on Exercise (#) Value Realized on Exercise ($) Number of Shares or Units Acquired on Vesting (#) Value Realized on Vesting ($) Domenic J. (“Nick”) Dell’Osso, Jr. – – 5,661 546,853(a) Mohit Singh – – – – Joshua J. Viets – – – – Benjamin E. Russ – – 1,800 159,299 (b) Michael A. Wichterich(d) – – 507 48,976(c) (a) The value of the shares as of the date of vesting was based on a closing price of $96.60 per share. (b) The value of the shares as of the dates of vesting was based on closing prices of $90.03 and $84.35 per share. (c) The value of the shares as of the date of vesting was based on a closing price of $96.60 per share. (d) The 2021 RSUs granted to Mr. Wichterich in his capacity as Chairman of the Board vested on May 20, 2022 and Mr. Wichterich is entitled to receive 12,484 shares in settlement of such RSUs on the earlier of May 20, 2025, upon a Change of Control or Mr. Wichterich’s termination date. The value of the shares as of the date of vesting was $1,137,666.92 based on a closing price of $91.13 per share. 23-2075-2 C2.1 P52

EXECUTIVE COMPENSATION // 51 Post-Employment Compensation As described below, our named executive officers will receive specified payments in the event of termination without cause or for good reason, change of control, or death or disability of the named executive officer. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON The Company may terminate any of our named executive offi-cers’ employment at any time, with or without cause. If the Com-pany terminates the executive’s employment without cause or the executive terminates their employment for good reason, the NEOs are entitled to receive the following: Domenic J. (“Nick”) Dell’Osso, Jr. Mr. Dell’Osso has the following severance rights to post-employ-ment compensation set forth in the Chesapeake Energy Corpo-ration Executive Severance Plan as a “Tier 1 Executive.” If his employment with the Company is terminated without cause or he resigned for good reason outside of a change-of-control pe-riod, he would be entitled to receive (i) a cash severance pay-ment equal to two times the sum of his base salary and target annual bonus, payable in substantially equal installments on the Company’s regular payroll schedule for the 24-month period commencing on his termination date and (ii) the product of (a) 12 and (b) the monthly amount of the Company’s contribution to the premiums for the executive’s group health plan coverage determined under the Company’s group health plans as in effect immediately prior to the executive’s termination. For purposes of the Chesapeake Energy Corporation Executive Severance Plan, “cause” means (i) the executive failed or re-fused to substantially perform his duties, responsibilities and authorities, (ii) any commission by or indictment of an executive for a felony or a crime of moral turpitude, (iii) the executive has engaged in material misconduct in the course and scope of their employment, including but not limited to, incompetence, disloy-alty, disorderly conduct, insubordination, harassment of other employees or third parties, improper disclosure of confidential information, repeated and unexcused absenteeism, improper appropriation of corporate opportunity or any other material vi-olation of the Company’s personnel policies, rules or codes of conduct or any fiduciary duty owed to the Company or its affili-ates, (iv) the executive has committed any act of fraud, embez-zlement, theft, dishonesty, misrepresentation or falsification of records, or (v) the executive has engaged in any act or omission that is likely to materially damage the Company’s or any of its affiliates’ business, including, without limitation, the Company’s or any of its affiliates’ reputation, adversely affect the Compa-ny’s or any of its affiliates’ operations, condition (financial or otherwise), prospects or interests or bring the Company or any of its affiliates negative publicity or into public disgrace, embar-rassment, or disrepute. Resignations for “good reason” exist when any of the following actions are taken without the executive’s consent: (i) the exec-utive’s authority with the Company, or his duties or responsi-bilities, are materially diminished, (ii) reduction in such execu-tive’s base salary in an amount of 10% or more, (iii) during the 12-month period following a Change in Control, the requirement to relocate more than 50 miles from executive’s then current place of employment, or (iv) the Company’s material failure to comply with the terms of the Chesapeake Energy Corporation Executive Severance Plan. Michael A. Wichterich Mr. Wichterich is not a participant in the Executive Severance Plan. If his employment with the Company is terminated outside of a change in control, he would be entitled to receive payment for his accrued paid time off. Other Named Executive Officers Messrs. Singh, Viets and Russ are participants in the Chesa-peake Energy Corporation Executive Severance Plan as “Tier 2 Executives.” If either Messrs. Singh’s, Viets’ or Russ’ employ-ment with the Company is terminated without cause or he re-signed for good reason outside of a change-of-control period, he would be entitled to receive (i) a cash severance payment equal to one times the sum of his base salary and target annual bonus, payable in substantially equal installments on the Company’s regular payroll schedule for the 12-month period commencing on his termination date and (ii) the product of (a) 12 and (b) the monthly amount of the Company’s contribution to the premiums for the executive’s group health plan coverage determined un-der the Company’s group health plans as in effect immediately prior to the executive’s termination. The Company believes these payments are appropriate given the risk and level of responsibility the NEOs have assumed. 23-2075-2 C2.1 P53

52 // CHESAPEAKE ENERGY CORPORATION Change of Control Domenic J. (“Nick”) Dell’Osso, Jr. Mr. Dell’Osso has the following change of control severance rights under the Chesapeake Energy Corporation Executive Sev-erance Plan. If his employment is terminated without cause or he resigns for good reason within 12 months of a change in con-trol, he would be entitled to receive (i) a cash severance payment equal to three times the sum of his base salary and annual bo-nus, and (ii) the product of (a) 12 and (b) the monthly amount of the Company’s contribution to the premiums for the executive’s group health plan coverage determined under the Company’s group health plans as in effect immediately prior to the execu-tive’s termination. Upon Mr. Dell’Osso’s termination within the 12-month period following a change in control, the outstanding RSUs held by Mr. Dell’Osso become fully vested. Upon a termination by the Com-pany without cause or a resignation for good reason, each within the 12-month period following a change in control, the outstand-ing PSUs become fully vested based on actual performance. Michael A. Wichterich Upon Mr. Wichterich’s termination within the 12-month period following a change in control, the outstanding RSUs held by Mr. Wichterich become fully vested. Upon a termination by the Com-pany without cause or a resignation for good reason, each within the 12-month period following a change in control, the outstand-ing PSUs become fully vested based on actual performance. Other Named Executive Officers Under the Chesapeake Energy Corporation Executive Sever-ance Plan, if Messrs. Singh, Viets or Russ is terminated without cause or resign for good reason within 12 months of a change in control, he would be entitled to receive (i) a cash severance payment equal to two times the sum of his base salary and an-nual bonus, and (ii) the product of (a) 12 and (b) the monthly amount of the Company’s contribution to the premiums for the executive’s group health plan coverage determined under the Company’s group health plans as in effect immediately prior to the executive’s termination. Upon either of Messrs. Singh’s, Viets’ or Russ’ termination within the 12-month period following a change in control, the outstand-ing RSUs held by them become fully vested. Upon a termination by the Company without cause or a resignation for good reason, each within the 12-month period following a change in control, the outstanding PSUs become fully vested based on actual per-formance. We recognize that our NEOs may not be retained following a change in control. Therefore, we provide such officers these sev-erance payments to motivate the NEOs to continue to work for the Company, even if they perceive a change in control is immi-nent. We believe this protection helps prevent potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change in control transaction for the benefit of shareholders. DEATH Upon the death of any of our NEOs, the NEO would be entitled to receive (i) immediate vesting of all unvested awards under the Company’s equity compensation plans as follows: (a) if such death occurs prior to the end of the Performance Period, then the target number of Performance Share Units shall vest or (b) if such death occurs after the end of the Performance Period, then the number of Performance Share Units earned based on actual performance shall vest, and (ii) payment of accrued but unused paid time off. DISABILITY Upon the disability of any of our NEOs that results in the inabil-ity to perform their duties, the NEO would be entitled to receive payment of accrued but unused paid time off and any further compensation is at the discretion of the Committee. 23-2075-2 C2.1 P54

EXECUTIVE COMPENSATION // 53 Potential Payments upon Termination or Change of Control Table Termination without Cause/ Good Reason Termination ($)(a) Change of Control ($)(b) Death of Executive ($)(c) Domenic J. (“Nick”) Dell’Osso, Jr. Cash Severance 3,600,000 5,400,000 – PSU Awards – 16,786,605 9,311,677 RSU Awards – 2,569,695 2,569,695 Accrued Paid Time Off 138,462 138,462 138,462 COBRA 17,934 17,934 – TOTAL 3,756,396 24,912,696 12,019,834 Mohit Singh Cash Severance 1,050,000 2,100,000 – PSU Awards – 3,552,983 1,964,783 RSU Awards – 3,188,007 3,188,007 Accrued Paid Time Off 75,338 75,338 75,338 COBRA 17,934 17,934 – TOTAL 1,143,272 8,934,262 5,228,128 Joshua J. Viets Cash Severance 980,000 1,960,000 – PSU Awards – 3,552,983 1,964,783 RSU Awards – 2,203,917 2,203,917 Accrued Paid Time Off 11,543 11,543 11,543 COBRA 17,934 17,934 – TOTAL 1,009,477 7,746,377 4,180,243 Benjamin E. Russ Cash Severance 720,000 1,440,000 – PSU Awards – 4,204,454 2,325,937 RSU Awards – 659,174 659,174 Accrued Paid Time Off 30,385 30,385 30,385 COBRA 17,934 17,934 – TOTAL 768,319 6,351,947 3,015,496 Michael A. Wichterich Cash Severance – – – PSU Awards – 3,973,189 2,217,789 RSU Awards – 691,449 691,449 Accrued Paid Time Off 125,000 125,000 125,000 COBRA – – – TOTAL 125,000 4,789,638 3,034,238 (a) For Mr. Dell’Osso, this reflects (i) two times the sum of base salary and target annual bonus (one times for Messrs. Singh, Viets and Russ); (ii) any accrued but unused paid time off; and, (iii) COBRA lump sum for 12-month period. (b) Assumes a change of control followed by termination of the executive without cause or good reason within 12 months following the change of control. For Mr. Dell’Osso, this column includes three times the sum of base salary and annual bonus, accelerated vesting of unvested equity awards, any accrued but unused paid time off and COBRA lump sum for 12-month period. For Messrs. Singh, Viets and Russ, this column includes two times the sum of base salary and annual bonus, accelerated vesting of unvested equity awards, any accrued but unused paid time off and COBRA lump sum for 12-month period. Mr. Wichterich would only be eligible for the accelerated vesting of unvested equity awards and payment of accrued but unused paid time off. (c) Includes: (i) accelerated vesting of unvested equity awards and (ii) accrued but unused paid time off. 23-2075-2 C2.1 P55

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing disclosure regarding the ratio of total compensation of the CEO to the total compensation of our median employee. We identified our median employee from all full-time and part-time workers who were included as employees on our payroll as of December 31, 2022 (the date used to identify the median employee), based on base salary, using a reasonable estimate of hours worked and overtime actually paid in 2022 for hourly employees, bonuses earned for 2022 performance, the grant date value of equity granted in 2022 and 401(k) matching and non-elective contributions during 2022.

The 2022 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $8,227,940, as reported in the Summary Compensation Table of this proxy statement. The 2022 annual total compensation as determined under Item 402 of Regulation S-K and described above for our median employee was $152,406. The ratio of our CEO’s annual compensation to our median employee’s annual total compensation for fiscal year 2022 was approximately 54 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in the manner consistent with SEC rules and applicable guidance. SEC rules and guidance permit significant flexibility in how companies identify the median employee and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure shareholders should keep in mind that the rule was not designed to facilitate comparison of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular Company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management team used our CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing disclosure regarding the relationship between executive Compensation Actually Paid, or CAP, and the financial performance of our Company. For each year, compensation actually paid is the total compensation as reported in the Summary Compensation Table, modified to adjust for changes in pension benefits and equity awards. Due to our executive compensation program being heavily weighted towards equity awards, compensation actually paid to our executives is primarily determined by share price movement. Additionally, this disclosure does not necessarily reflect the value actually realized by our executives or how the Compensation Committee makes compensation decisions for our executive team. Please refer to our Compensation Committee Philosophy beginning on page 34 for more information regarding how the Compensation Committee determines executive compensation. We calculated compensation actually paid for our Principal Executive Officers, or PEOs, and Other NEOs for each of the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022.

Principal Executive Officers

Compensation Actually Paid

54  //  CHESAPEAKE ENERGY CORPORATION

Pay Versus Performance Table

									Value of initial fixed $100
									investment based on:
							Average	Average
	Summary	Summary	Summary				Summary	Compensation		Peer Group			Free Cash
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Actually Paid	Total	Total		Net Income	Flow (in
Fiscal	Table Total	Table Total	Table Total	Actually Paid	Actually Paid	Actually Paid	Table Total for	to Other	Shareholder	Shareholder		(in millions)	millions)
Year	for PEO-1 ($) (a)	for PEO-2 ($) (a)	for PEO-3 ($) (a)	to PEO-1 ($) (b)	to PEO-2 ($) (b)	to PEO-3 ($) (b)	Other NEOs ($)	NEOs ($)	Return ($) (c)	Return ($)	(c)(d)	($) (e)	($) (f)
2022	8,227,940	–	–	15,943,728	–	–	3,756,403	5,873,256	237	191		4,936	2,302
2021	7,688,937	2,204,135	7,108,735	7,949,767	2,745,943	7,108,735	2,190,177	2,314,423	146	131		6,328	1,053
2020	–	–	10,620,155	–	–	6,784,742	3,473,533	2,386,570	–	–		(9,750)	22

(a)	Amounts shown as reported in the Summary Compensation Table for Domenic (“Nick”) Dell’Osso, Jr. (PEO-1), Michael A. Wichterich (PEO-2) and Robert D. (“Doug”) Lawler (PEO-3). Mr. Dell’Osso was promoted from Executive Vice President and Chief Financial Officer in October 2021. The largest portion of his compensation in 2021 was earned as our Executive Vice President and Chief Financial Officer; however, because he served as our principal executive officer during a portion of that year, we have included his compensation separately for that year. During 2020, Mr. Dell’Osso’s compensation is part of the average compensation of the Other NEOs.

(b)	Amounts shown represent compensation actually paid (CAP) and include adjustments for the changes in the fair values of performance share awards and option awards, as well as adjustments for the aggregate change in the actuarial present value of accumulated benefits and actuarially-determined service costs for services rendered under all defined benefit and actuarial pension plans reported in the Summary Compensation Table (SCT) for Messrs. Dell’Osso (PEO-1), Wichterich (PEO-2) and Lawler (PEO-3) and for the average of the Other NEOs Messrs. Singh, Viets, Russ and Wichterich for 2022, Messrs. Singh, Russ, Frank J. Patterson and James R. Webb for 2021, and Messrs. Dell’Osso, Patterson, Webb and William M. Buergler for 2020. To calculate the CAP, the following amounts were deducted and added to the SCT Total:

	2022		2021				2020
		Average for				Average for		Average for
Reconciliation of Compensation Actually Paid	PEO-1 ($)	Other NEO’s ($)	PEO-1 ($)	PEO-2 ($)	PEO-3 ($)	Other NEOs ($)	PEO-3 ($)	Other NEOs ($)
Summary Compensation Table Total	8,227,940	3,756,403	7,688,937	2,204,135	7,108,735	2,190,177	10,620,155	3,473,533
Reported Value of Equity Awards	(6,434,727)	(2,664,967)	(5,699,725)	(1,389,459)	–	(746,831)	(300,000)	(300,000)
Reported Change in Pension Value	–	–	–	–	–	–	–	–
Adjustments:
Year End Fair Value of Awards Granted in Current Year	8,745,322	3,627,297	5,930,840	1,904,208	–	866,853	–	–
Change in Fair Value of Awards Granted in Prior Years	4,092,607	741,003	–	–	–	–	–	–
Change in Fair Value of Awards Granted in Prior Years that Vested in Current Year	181,605	14,857	–	–	–	–	(408,333)	(155,474)
Prior Year End Fair Value of Awards that were Forfeited in Current Year	–	–	–	–	–	–	(3,127,080)	(631,489)
Value of Dividends Paid on Awards	1,130,981	398,663	29,715	27,059	–	4,224	–	–
Total Equity Award Adjustments	14,150,515	4,781,820	5,960,555	1,931,267	–	871,077	(3,535,413)	(786,963)
Compensation Actually Paid	15,943,728	5,873,256	7,949,767	2,745,943	7,108,735	2,314,423	6,784,742	2,386,570

(c)	Total Shareholder Return, in accordance with Item 201(e) of Regulation S-K, is calculated based on the value of an initial $100 fixed investment and assumes the rein- vestment of any issued dividends. TSR is cumulative for the measurement periods beginning on February 10, 2021 (our date of emergence) and ending on December 31 of each of 2022 and 2021.
(d)	The peer group for purposes of this table is the S&P Oil & Gas Exploration & Production Select Industry Index which is the same index referenced in the Common Stock Performance Graph within our Annual Report for the year ended December 31, 2022. Peer Group Total Shareholder Return is calculated on a market capitalization weighted basis according to stock market capitalization at the beginning of each period for which a return is indicated.
(e)	Represents the amount of net income (loss) previously disclosed in the Company’s audited GAAP financial statements for each year. We emerged from bankruptcy on February 10, 2021. Net income for the fiscal year ended December 31, 2021 represents the sum of net income derived from the period from January 1, 2021 through February 9, 2021 (the “2021 Predecessor Period”) and net income derived from the period from February 10, 2021 through December 31, 2021 (the “2021 Successor Period”).
(f)	Free Cash Flow is a non-GAAP measure and is defined as net cash provided by operating activities (GAAP) less cash capital expenditures. See Appendix A — Reconciliation of Non-GAAP Financial Measures, beginning on page 68.

EXECUTIVE COMPENSATION  //  55

Relationship between Compensation Actually Paid and TSR

Upon emergence from bankruptcy in 2021 and through our management transition, we employed three separate PEOs during the year. Additionally, our Board of Directors established a new executive compensation program that made Total Shareholder Return the main component in determining equity award payouts for our executive team. Our PEOs and Other NEOs receive most of their equity awards in the form of PSUs that are measured by absolute TSR and relative TSR performance. For the fiscal years 2021 and 2022, the compensation actually paid to our PEOs and Other NEOs increased alongside our excellent TSR performance. The large increase in our share price both positively impacted the performance of our PSU awards and the fair value of the other equity awards granted. We believe the long-term incentive program has strongly aligned share price performance with executive compensation and will continue to incentivize long-term value creation for our shareholders. In the following graph, we show the relationship between compensation actually paid and cumulative TSR for our PEOs and Other NEOs over the last three years.

Compensation Actually Paid vs. TSR

Relationship between Chesapeake TSR and Peer Group TSR

Following the emergence from bankruptcy, our common stock was relisted on February 10, 2021. As a result, our measurement period began February 10, 2021 and ended on December 31, 2022. As shown in the following graph, the Company’s post-emergence cumulative TSR has outperformed the S&P Oil & Gas Exploration & Production Select Industry Index.

Company TSR vs. Peer Group TSR

56  //  CHESAPEAKE ENERGY CORPORATION

Relationship between Compensation Actually Paid and Net Income

Over the previous three fiscal years, compensation actually paid to our PEOs and Other NEOs has demonstrated a correlated relationship with the Company’s Net Income. Commodity prices are integral to our ability to generate net income while also playing a determining factor in our share price. In the 2021 and 2022 fiscal years, commodity prices increased significantly which helped boost net income and our Company’s share price. However, the Company does not include Net Income within the executive compensation incentive design or to determine specific PEO and Other NEO payouts. In the following graph, we show the relationship between compensation actually paid and Net Income for our PEOs and Other NEOs over the last three years.

Compensation Actually Paid vs. Net Income

Relationship between Compensation Actually Paid and Free Cash Flow

As shown in the Pay Versus Performance Table above, we selected Free Cash Flow as the measure to link compensation actually paid to Company performance. As described in the 2022 AIP Performance Goals and Calculation of Payout Factor section on page 40, our annual incentive program assigns Free Cash Flow with the highest weighting among all metrics. Free Cash Flow not only serves as a key factor in annual cash payouts to our executives but also functions as a determinant in share price appreciation. In the following graph, we show the relationship between compensation actually paid and our Free Cash Flow for our PEOs and Other NEOs over the last three years.

Compensation Actually Paid vs. Free Cash Flow

EXECUTIVE COMPENSATION  //  57

Most Important Performance Measures

The six items listed below represent the most important metrics we used to determine Compensation Actually Paid for the 2022 fiscal year.

2022 Director Compensation

The Compensation Committee reviews pay levels for non-employee directors each year with assistance from its independent compensation consultant, who prepares a comprehensive assessment of our non-employee director compensation program. The assessment includes benchmarking of director compensation with the same peer group used for executive compensation purposes, an update on recent trends in director compensation and a review of related corporate governance best practices.

Compensation of Current Board Members

Our current non-employee director compensation program consists of: (i) a cash retainer, payable quarterly in arrears; (ii) an annual value-based equity grant for all non-employee directors; (iii) an additional value-based equity grant for the Board Chair (when the position is filled); and (iv) additional fees for service as Committee Chairs and/or members, which can be taken in the form of a quarterly cash payment or a one-time value-based equity award, at the election of each Board member. Details of our 2022 non-employee director compensation program are as follows:

•	An annual cash retainer of $80,000, payable quarterly in arrears to each non-employee director;
•	A grant of RSUs with an aggregate annual grant date value of approximately $200,000;
•	For service on the Audit Committee, an annual fee of $25,000 per year to the chair and $10,000 per year to each other member;
•	For service on the Compensation Committee, an annual fee of $20,000 to the committee chair and $5,000 to each other member; and
•	For service on the ESG and Nominating Committees, an annual fee of $15,000 to each committee chair and $5,000 to each other member.

Value and Vesting of 2022 RSU Awards. The number of RSUs granted in June 2022 to our directors was based on the volume weighted average price, or VWAP, for the 30-day period ending on June 8, 2022. These RSUs vest on June 9, 2023, or, if the director resigns earlier than June 9, 2023, on a pro rata basis over the 12-month period ending June 9, 2023.

Cash Retainers. In 2022, cash retainers were paid quarterly in arrears, as applicable.

Committee Chair/Member Fees. Board members may elect to take annual committee chair/membership fees in the form of cash, payable quarterly in arrears, or RSUs, which were issued in June 2022 and vest pro rata over the 12-month period from June 2022 through June 2023.

Deferral of RSU/Equity Compensation. Directors are eligible to defer any or all of their RSU/equity awards through a deferred compensation election. During 2022, each director elected to accept all RSU/equity awards on a tax-deferred basis.

58  //  CHESAPEAKE ENERGY CORPORATION

EXECUTIVE COMPENSATION // 59 Fees Earned or Paid in Cash ($)(a) Stock Awards ($)(b) Total ($) CURRENT NON-EMPLOYEE DIRECTORS Timothy S. Duncan 86,429 234,074 320,503 Benjamin C. Duster, IV 110,000 212,813 322,813 Sarah A. Emerson 100,000 212,813 312,813 Matthew M. Gallagher 80,000 239,365 319,365 Brian Steck 80,000 239,365 319,365 (a) Reflects the annual cash compensation, as discussed above. Mr. Duster and Ms. Emerson elected to receive their Committee Chair/Membership fees in the form of a cash retainer, payable quarterly in arrears. Amounts shown include prorated amounts attributable to Committee reassignments, which may occur during the year. (b) Reflects the aggregate grant date fair value of 2022 RSU awards determined pursuant to FASB ASC Topic 718. The assumptions used by the Company in calcu-lating these amounts are incorporated by reference to Note 13 to the consolidated financial statements in the Company’s 2022 Annual Report on Form 10-K. The RSU award was made to each non-employee director on June 9, 2022, with the number of RSUs issued to each director determined by the VWAP of the Company’s common stock for the 30 trading day period ending on June 8, 2022 ($92.10 per share). The valuation of the RSU awards, as shown in the Director Compensation Table, was determined by the closing price of the Company’s common stock on the grant date, June 9, 2022 ($97.98 per share). Messrs. Duncan, Gallagher and Steck elected to receive their Committee Chair/Membership fees in the form of RSU awards in 2022. Director Compensation Table 23-2075-2 C2.1 P61

60 // CHESAPEAKE ENERGY CORPORATION PwC Engagement Process The Audit Committee is directly responsible for the appointment, compensa-tion (including advance approval of audit fees), retention and oversight of the independent registered public accounting firm (independent auditor) that audits our financial statements and our internal control over financial reporting. The Committee has selected PwC as our independent auditor for 2023. PwC and its predecessors have served as our independent auditor since 1992. The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent auditor. In the course of these reviews, the Committee considers, among other things: • PwC’s historical and recent performance on the Chesapeake audit; • PwC’s capability and expertise in handling the breadth and complexity of our nationwide operations; • An analysis of PwC’s known legal risks and any significant legal or regulatory proceedings in which it is involved (including a review of the number of audit clients reporting restatements as compared to other major accounting firms); • External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms; • Appropriateness of PwC’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and • PwC’s independence and tenure as our auditor, including the benefits and independence risks of having a long-tenured auditor and controls and pro-cesses that help ensure PwC’s independence. Ratification of PwC as Independent Registered Public Accounting Firm for 2023 WHAT ARE YOU VOTING ON? We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP (PwC) as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2023. Although ratification is not required by our Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate governance. If the selection is not ratified, the Committee will consider whether it is appropri-ate to select another independent auditor. Even if the selection is ratified, the Committee may select a different auditor at any time during the year if it determines that this would be in the best interest of Chesapeake and our shareholders. AUDIT Your Board recommends a vote FOR approval of Proposal 4. PROPOSAL 4 23-2075-2 C2.1 P62

AUDIT // 61 PwC Will Attend the Annual Meeting PwC representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and be available to respond to appropriate shareholder questions. LONG-TENURE BENEFITS Higher audit quality. With over 30 years of experience with Chesapeake, PwC has gained institutional knowledge of, and deep expertise regarding, our operations and busi-nesses, accounting policies and practices and internal control over financial reporting. Efficient fee structure. PwC’s aggregate fees are competitive with peer companies because of PwC’s familiarity with our business. No onboarding or educating new auditor. Bringing on a new auditor requires a signif-icant time commitment that could distract from management’s focus on financial re-porting and internal controls. 8x+ Meetings per year between committee chair and PwC 8x+ Committee meetings per year, including executive sessions between committee members and PwC INDEPENDENCE CONTROLS Thorough Audit Committee oversight. The Committee’s oversight includes private meetings with PwC (the full Committee meets with PwC at least eight times per year and the chair at least eight times per year), a comprehensive annual evaluation by the Committee in determining whether to engage PwC, and a committee-directed process for selecting the lead partner. Rigorous limits on non-audit services. Chesapeake requires Audit Committee pre-approval of non-audit services, prohibits certain types of non-audit services that otherwise would be permissible under SEC rules, and requires that PwC is engaged only when it is best suited for the job. Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work, staffs Chesapeake’s nationwide audit with a large number of partners and rotates lead partners every five years. Strong regulatory framework. PwC, as an independent registered public account-ing firm, is subject to PCAOB inspections, AICPA peer reviews and PCAOB and SEC oversight. Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chesapeake and our shareholders to retain PwC as our independent auditor for 2023. With over 30 years of experience with Chesapeake, PwC has gained institutional knowledge of and deep expertise regarding our operations and businesses. 23-2075-2 C2.1 P63

62 // CHESAPEAKE ENERGY CORPORATION The Audit Committee has retained PwC (along with other accounting firms) to provide non-audit services in 2022. We understand the need for PwC to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the Committee has established the following policies and processes related to non-audit services. We restrict the non-audit services that PwC can provide. To minimize relationships that could appear to impair PwC’s objectivity, the Audit Committee has restricted the types of non-audit services that PwC may provide to us (and that otherwise would be permissible under SEC rules) and requires that the Company engage PwC only when it is best suited for the job. We have a pre-approval process for non-audit services. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that PwC performs for us. Specifically, the Committee has pre-approved the use of PwC for specific types of services related to tax compliance, planning and consultations; acquisition/disposition services, including due diligence; consultations regard-ing accounting and reporting matters; and reviews and consultations on internal control and other related services. The Committee has set a specific annual limit on the amount of non-audit services (audit-related and tax services) that the Company can obtain from PwC. It has also required management to obtain specific pre-approval from the Committee for any single engagement over $1 million or any types of services that have not been pre-approved. The Committee chair is authorized to pre-approve any audit or non-audit service on behalf of the Committee, provided these decisions are presented to the full Committee at its next regularly scheduled meeting. How We Control and Monitor Non-Audit Services Provided by PwC 2022 2021 Audit fees(a) $ 4,477,000 $ 6,355,000 Audit-related fees(b) 322,000 – Tax fees(c) 175,000 832,000 All other fees(d) 1,000 1,000 TOTAL $ 4,975,000 $ 7,188,000 (a) Fees were for audits and interim reviews of the Company, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. (b) Fees were related to assurance and related services for subsidiary audits and system pre-implementation assessments. (c) Fees were related to professional services rendered for tax compliance and tax consulting services. (d) Fees were related to services rendered for software licenses. A summary of fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), for fiscal years 2021 and 2022 is set forth below: PwC Fees for 2021 and 2022 Independent Auditor Information 23-2075-2 C2.1 P64

AUDIT // 63 Audit Committee oversees selection of new lead audit engagement partner every five years. The Audit Committee requires key PwC partners assigned to our audit to be rotated at least every five years. The Committee and its chair oversee the selection process for each new lead engagement partner. Throughout this process, the Committee and management provide input to PwC about Chesapeake’s priorities, discuss candidate qualifications and interview potential candidates put forth by PwC. Consideration of audit firm rotation. To help ensure continuing auditor independence, the Committee also periodically considers whether there should be a regular rotation of the independent auditor. Rotation of Key Audit Partners and Audit Firms To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any PwC partner, director, man-ager, staff member, reviewing actuary, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of PwC’s audit and review of our financial statements. We Have Hiring Restrictions for PwC Employees The Audit Committee is directly responsible for the appoint-ment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing audit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee. Audit Committee Report In connection with fulfilling its responsibilities under its charter, the Audit Committee met with management and PwC throughout the year, and met with PwC at each quarterly meeting without the presence of management. The Audit Committee also re-viewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2022. The Committee discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board, or the PCAOB, and re-viewed and discussed with PwC the auditor’s independence from the Company and its management. As part of that review, PwC provided the Committee with the written disclosures and letter concerning independence required by the PCAOB. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited finan-cial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. MEMBERS OF THE AUDIT COMMITTEE: Benjamin C. Duster, IV, Chair Timothy S. Duncan Matthew M. Gallagher Management is responsible for preparing the Company’s finan-cial statements in accordance with generally accepted account-ing principles, or GAAP, and for developing, maintaining and evaluating the Company’s internal control over financial report-ing and other control systems. The independent registered pub-lic accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and expressing an opin-ion with respect to each. Pursuant to its charter, the Audit Committee is also charged with the oversight of: • the integrity of the Company’s financial statements; • the Company’s compliance with legal and regulatory requirements; • the independent auditor’s qualifications and indepen-dence; and • the performance of the Company’s internal audit function, independent auditor and corporate compliance. 23-2075-2 C2.1 P65

64 // CHESAPEAKE ENERGY CORPORATION Holdings of Major Shareholders The following table shows certain information regarding the persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such shareholder’s Schedule 13D or Schedule 13G filings with the SEC). COMMON STOCK Beneficial Owner Number of Shares Percent of Class Blackstone Inc. 345 Park Avenue New York, NY 10054 12,665,899(a) 9.5% The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355 12,486,696(b) 9.3% Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071 9,848,580(c) 7.4% Oaktree Capital Group, LLC 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071 8,624,879(d) 6.4% Aequim Capital Investments LP 495 Miller Avenue, Suite 301 Mill Valley, CA 94941 7,312,152(e) 5.1% (a) This information is as of December 31, 2022, as reported in an amended Schedule 13G filed on February 9, 2023 by Blackrock Inc. and the following members of its affiliated group: BX Vine (PUB) Aggregator L.P., BX Vine Oil & Gas Aggregator L.P., BCP VI/BEP II/BEP Holdings Manager L.L.C., Blackstone Energy Management Associates II L.L.C., Blackstone Energy Management Associates L.L.C., Blackstone Management Associates VI L.L.C., Blackstone EMA II L.L.C., Blackstone EMA L.L.C., BMA VI L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., Blackstone Group Management L.L.C. and Stephen A. Schwarzman. The reporting persons have sole and shared power to vote or direct the vote of such shares and sole and shared power to dispose or to direct the disposition of such shares. (b) This information is as of December 30, 2022, as reported in an amended Schedule 13G filed on February 9, 2023 by The Vanguard Group. The amended Sched-ule 13G reports aggregate beneficial ownership of 12,486,696 shares, including: (i) sole power to vote or to direct the vote of -0- shares and (ii) shared power to vote or to direct the vote of 59,973 shares; (iii) sole power to dispose or direct the disposition of 12,356,969 shares; and (iv) shared power to dispose or direct disposition of 129,727 shares. (c) This information is as of December 30, 2022, as reported in an amended Schedule 13G filed on February 13, 2023 by Capital World Investors, a division of Capital Research and Management Company. The amended Schedule 13G reports aggregate beneficial ownership of 9,848,580 shares. The reporting persons have sole power to vote or direct the vote of such shares and sole power to dispose or to direct the disposition of such shares. (d) This information is as of December 31, 2022, as reported in an amended Schedule 13G filed on February 14, 2023 by Oaktree Capital Group, LLC and the fol-lowing members of its affiliated group: OCM XI CHK Holdings, LLC, OCM Xb CHK Holdings, LLC, Oaktree Fund GP, LLC, Oaktree Fund GP I, L.P., Oaktree Capital I, L.P., OCM Holdings I, LLC, Oaktree Holdings, LLC, Oaktree Capital Group, LLC, Oaktree Capital Group Holdings GP, LLC, Brookfield Public Securities Group LLC, Brookfield Public Securities Group Holdings LLC, Brookfield US Inc., Brookfield Asset Management Inc. and BAM Partners Trust. The amended Schedule 13G reports aggregate beneficial ownership of 8,629,879 shares. The reporting persons have sole power to vote or direct the vote of such shares and sole power to dispose or to direct the disposition of such shares. (e) This information is as December 31, 2022, as reported in a Schedule 13G filed on January 10, 2023 by Aequium Alternative Investments LP and Franklin Parla-mis. The Schedule 13G reports aggregate beneficial ownership of 7,312,152 shares, all of which are issuable upon exercise of warrants. The reporting persons have shared power to vote or direct the vote of such shares and shared power to dispose or to direct the disposition of such shares. SHARE OWNERSHIP 23-2075-2 C2.1 P66

SHARE OWNERSHIP // 65 Securities Ownership of Officers and Directors The table below sets forth the beneficial ownership of our directors, director nominees, NEOs and all of our directors, director nom-inees and executive officers as a group. Unless otherwise indicated, the information is given as of April 10, 2023, and the persons named below have sole or shared voting and/or investment power with respect to such shares. COMMON STOCK Beneficial Owner Number of Shares Share Equivalents (a) Total Ownership Percent of Class OFFICERS Domenic J. (“Nick”) Dell’Osso, Jr. 9,191 4,954 14,145 * Mohit Singh 6,065 – 6,065 * Joshua J. Viets 9,346 – 9,346 * Benjamin E. Russ 3,007 – 3,007 * Michael A. Wichterich(b) 6,954 12,484 19,438 * DIRECTORS Timothy S. Duncan – 9,545 9,545 * Benjamin C. Duster, IV – 9,036 9,036 * Sarah A. Emerson – 9,036 9,036 * Matthew M. Gallagher – 10,037 10,037 * Brian Steck – 10,037 10,037 * All current directors and executive officers as a group (10 persons) 34,563 65,129 99,692 * (a) Includes restricted stock unit awards that: (i) are scheduled to vest within 60 days of April 10, 2023; or (ii) for directors, have vested, but have been contributed to a deferred compensation plan at the election of the director. (b) Mr. Wichterich served as Executive Chairman until December 31, 2022 and therefore, was a NEO in fiscal year 2022. In fiscal year 2023, Mr. Wichterich serves as Chairman of the Board. * Less than 1% When the Company emerged from bankruptcy on February 9, 2021, a new 2021 Long Term Incentive Plan (“LTIP”) was adopted by or-der of the United States Bankruptcy Court for the Southern District of Texas, a process in which the Company’s largest creditors (and significant post-bankruptcy shareholders) participated. The new 2021 LTIP authorizes the issuance of up to 6,880,000 shares of the Company’s common stock, including 6,800,000 shares authorized in the bankruptcy process and 80,000 shares that were assumed in the Company’s November 2021 acquisition of Vine Energy Inc. The following table sets forth information about the Company’s common stock as of December 31, 2022, that may be issued under equity compensation plans: Equity Compensation Plan Information Plan Category Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) Equity compensation plans approved by security holders – – – Equity compensation plans not approved by security holders 1,283,617(1) – 5,310,251(2) TOTAL 1,283,617(1) – 5,310,251(2) (1) Consists of shares issuable upon vesting of restricted stock units and performance share units outstanding as of December 31, 2022. The Company has not issued any stock options. (2) Consists of shares that remained available for issuance under the 2021 LTIP as of December 31, 2022. The 2021 LTIP prohibits the reuse of shares withheld or delivered to satisfy tax withholding requirements. 23-2075-2 C2.1 P67

66 // CHESAPEAKE ENERGY CORPORATION We established a new stock ownership guideline for our executive officers and non-employee directors to hold Chesapeake common stock, including RSUs. Executive Officers. Our CEO is expected to hold Chesapeake common stock valued at seven times of base salary, while each execu-tive vice president is required to hold common stock valued at three times base salary. Withholding of shares issued upon vesting of RSUs in order to satisfy tax withholding requirements is permitted. Non-Employee Directors. Each non-employee director is required to hold common stock valued at five times his or her annual cash retainer. Valuation. Valuation of the common stock held by executive officers and non-employee directors is based on the greater of the: (i) acquisition/grant date value; (ii) current spot price; or (iii) the trailing 36-month average closing price of our common stock. Compliance Timeline. Although there is no predetermined achievement period, executive officers and non-employee directors are not permitted to sell their common stock until they have complied with the stock ownership guideline. As of April 10, 2023, each non-employee director has complied with the Beneficial Ownership Guideline. We anticipate that our executive officers will achieve compliance in approximately two to three years, as their RSU and PSU awards vest. Beneficial Ownership Guideline Section 16(a) Beneficial Ownership Reporting Compliance Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and subsequent changes with the SEC. Based solely on a review of filings with the SEC and written representations of our officers and directors that no other reports were required, we believe that during the year ended December 31, 2022 all Section 16(a) reports were filed on a timely basis. 23-2075-2 C2.1 P68

SHAREHOLDER MATTERS // 67 SHAREHOLDER MATTERS Submitting Proposals for 2024 Annual Meeting The table below summarizes the requirements for shareholders who wish to sub-mit proposals or director nominations for next year’s annual meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our Bylaws, as applicable, to see all applicable requirements. Proposals for inclusion in 2024 proxy Director nominees for inclusion in 2024 proxy (proxy access) Other proposals/nominees to be presented at 2024 meeting** Type of proposal SEC rules permit share-holders to submit proposals for inclusion in our Proxy Statement by satisfying the requirements specified in SEC Rule 14a-8 A shareholder (or a group of shareholders) owning at least 3% of Chesapeake stock for at least three years may submit director nominees (up to 25% of the Board) for inclusion in our Proxy Statement by satisfying the requirements specified in Section 1.11(f) of our Bylaws* Shareholders may present proposals or shareholder nominations directly at the annual meeting (and not for inclusion in our Proxy Statement) by satisfying the requirements specified in Section 1.11(b) of our Bylaws* When proposal must be received by Chesapeake No later than December 30, 2023 No earlier than the close of business on February 9, 2024 and not later than the close of business on March 10, 2024 Where to send By mail: Benjamin E. Russ, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, 6100 N. Western Avenue, Oklahoma City, OK 73118 By email: shareholder.proposals@chk.com What to include The information required by SEC Rule 14a-8 The information required by our Bylaws* * Our Bylaws are available at sec.gov/Archives/edgar/data/895126/000089512621000033/ex32bylaws.htm. ** In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any busi-ness under a proposal if such is not made in compliance with the procedures in our Bylaws or other requirements of rules under the Exchange Act. Additional Shareholder Engagement and Corporate/Social Responsibility Chesapeake strives to be a charitable, engaged and responsible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 160-year history in the United States, oil and natural gas development is still a very new industry in several areas of the country. We understand the importance of educat-ing community members about our activities, maintaining open lines of communication and proactively seeking opportunities to provide further information about our safe and responsible drilling and completion processes, including the over 70-year-old process of hydraulic fracturing. Following discussions with shareholders, we recognize that addressing the community im-pacts of our operations has become increasingly important to a wider audience, including our shareholders. Consequently, we intend to continue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improve-ment in all of our operations, including our community engage-ment strategies and public disclosures. 23-2075-2 C2.1 P69

68 // CHESAPEAKE ENERGY CORPORATION This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For-ward-looking statements give our current expectations or fore-casts of future events. They include any statements that are not historical facts and include expected oil, natural gas and natural gas liquids (NGL) production and future expenses, estimated op-erating costs, assumptions regarding future oil, natural gas and NGL prices, planned drilling activity, estimates of future drilling and completion and other capital expenditures, goals for the future, projected future commitments, acquisitions and divesti-tures and their effect on future operations, capital transactions and the potential use of authorized shares, performance goals, actions related to 2022 and 2023 executive compensation, esti-mated future payouts under long-term incentive plan awards, ad-ditional shareholder engagement, the adequacy of our provisions for legal contingencies, statements concerning anticipated rev-enue, cash flow and liquidity, equity repurchases and dividend payments, operating and capital efficiencies, business strategy and other plans and objectives for future operations. As a supplement to the financial results prepared in accordance with U.S. GAAP, Chesapeake’s proxy statement contains certain financial measures that are not prepared or presented in ac-cordance with U.S. GAAP. These non-GAAP financial measures include Adjusted EBITDAX, Adjusted Gross Margin, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. These financial measures are non-GAAP and should not be considered as an alternative to, or more meaningful than, net income (loss), gross margin, cash flow provided by operating activities, and total debt, as prepared in accordance with GAAP. Chesapeake believes that the non-GAAP measures presented, when viewed in combination with its financial measures pre-pared in accordance with GAAP, provide useful information as Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be af-fected by inaccurate assumptions or by known or unknown risks and uncertainties. Should one or more of these risks or uncer-tainties materialize, or should underlying assumptions prove in-correct, actual results may vary materially from those indicated. Factors that could cause actual results to differ materially from expected results are described under Risk Factors and other sections of our most recent Annual Report on Form 10-K and in other filings with the SEC, and include: the volatility of oil, natural gas and NGL prices; the financial limitations attributable to debt covenants and warrant agreements; our ability to access capital markets on favorable terms; the availability of cash flows from operations and other funds to finance reserve replacement costs and potential acquisitions; our ability to replace reserves and sus-tain production; results of litigation; charges incurred in response to market conditions and in connection with our ongoing actions to repurchase equity and maintain our dividend program; drilling and operating risks and resulting liabilities; and a deterioration in general economic, business or industry conditions. they exclude certain items management believes affects the comparability of operating results. Management believes these adjusted financial measures are a meaningful adjunct to mea-sures calculated in accordance with GAAP because (a) manage-ment uses these financial measures to evaluate the Company’s trends, management’s performance/compensation relative to other oil and natural gas producing companies, (b) these finan-cial measures are comparable to estimates provided by secu-rities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provide by the Company generally excludes information regarding these types of items. Because not all companies use identical calculations, Chesa-peake’s non-GAAP measures may not be comparable to similar titled measures of other companies. Forward-Looking Statements APPENDIX A — Reconciliation of Non-GAAP Financial Measures 23-2075-2 C2.1 P70

APPENDIX // 69 Successor ($ in millions) Three Months Ended December 31, 2022 Three Months Ended December 31, 2021 Net income (GAAP) $ 3,580 $ 1,434 Adjustments: Interest expense 40 26 Income tax benefit (1,390) (39) Depreciation, depletion and amortization 453 340 Exploration 9 3 Unrealized gains on natural gas and oil derivatives (1,702) (1,163) Separation and other termination costs 5 – Gains on sales of assets (2) (3) Other operating expense, net 25 89 Losses on purchases, exchanges or extinguishments of debt 5 – Other 9 – Adjusted EBITDAX (Non-GAAP) $ 1,032 $ 687 Successor Predecessor Non-GAAP Combined ($ in millions) Three Months Ended December 31, 2022 Three Months Ended December 31, 2021 Period from January 1, 2021 through February 9, 2021 Year Ended December 31, 2021 Net income (GAAP) $ 4,936 $ 945 $ 5,383 $ 6,328 Adjustments: Interest expense 160 73 11 84 Income tax benefit (1,285) (49) (57) (106) Depreciation, depletion and amortization 1,753 919 72 991 Exploration 23 7 2 9 Unrealized (gains) losses on natural gas and oil derivatives (895) (41) 369 328 Separation and other termination costs 5 11 22 33 Gains on sales of assets (300) (12) (5) (17) Other operating expense (income), net 78 93 (12) 81 Impairments – 1 – 1 Losses on purchases, exchanges or extinguishments of debt 5 – – – Reorganization items, net – – (5,569) (5,569) Other (10) (18) – (18) Adjusted EBITDAX (Non-GAAP) $ 4,470 $ 1,929 $ 216 $ 2,145 Reconciliation of Net Income to Adjusted EBITDAX (unaudited) 23-2075-2 C2.1 P71

70 // CHESAPEAKE ENERGY CORPORATION Successor ($ in millions) Three Months Ended December 31, 2022 Three Months Ended December 31, 2021 Gross margin (GAAP) Natural gas, oil and NGL sales $ 2,201 $ 1,786 Less: Production expenses (126) (103) Gathering, processing and transportation expenses (257) (239) Severance and ad valorem taxes (55) (52) Depreciation, depletion and amortization (453) (340) Gross margin (GAAP) 1,310 1,052 Add back: Depreciation, depletion and amortization 453 340 Adjusted gross margin (Non-GAAP) $ 1,763 $ 1,392 Successor Predecessor Non-GAAP Combined ($ in millions) Three Months Ended December 31, 2022 Three Months Ended December 31, 2021 Period from January 1, 2021 through February 9, 2021 Year Ended December 31, 2021 Gross margin (GAAP) Natural gas, oil and NGL sales $ 9,892 $ 4,401 $ 398 $ 4,799 Less: (475) (297) Production expenses (475) (297) (32) (329) Gathering, processing and transportation expenses (1,059) (780) (102) (882) Severance and ad valorem taxes (242) (158) (18) (176) Depreciation, depletion and amortization (1,753) (919) (72) (991) Gross margin (GAAP) 6,363 2,247 174 2,421 Add back: Depreciation, depletion and amortization 1,753 919 72 991 Adjusted gross margin (Non-GAAP) $ 8,116 $ 3,166 $ 246 $ 3,412 Reconciliation of Gross Margin to Adjusted Gross Margin (unaudited) 23-2075-2 C2.1 P72

Headquartered in Oklahoma City, Chesapeake Energy Corporation is powered by dedicated and innovative employees who are focused on discovering and responsibly developing leading positions in top U.S. oil and gas plays. With a goal to achieve net zero GHG emissions (Scope 1 and 2) by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy. SUSTAINABILITY REPORT We’re answering the call for affordable, reliable, lower carbon energy. Chesapeake is proud to be part of the solution addressing global energy poverty, while reducing our environmental impact and prioritizing safety. Our ESG microsite is dedicated to reporting the Company’s ESG performance and progress, encouraging transparency and accountability among our stakeholders. esg.chk.com ESG NEWS Every day Chesapeake employees work toward continuous improve-ment of our ESG performance, implementing innovative ideas with a commitment to safety, stewardship and service to the commu-nities where we operate. We share their success stories, as well as examples of our core values in action, within the ESG News section of esg.chk.com. COMMUNICATE WITH THE COMPANY Board of Directors 866-291-3401 (Director Access Line) TalktoBoD@chk.com Compliance and Ethics 877-CHK-8007 (877-245-8007) (anonymous) compliance@chk.com chkethics.com Investor Relations 405-935-8870 ir@chk.com Owner Relations 877-CHK-1GAS (877-245-1427) contact@chk.com 2022 ANNUAL REPORT chk.com/investors/annual-report 2023 ANNUAL MEETING WEBSITE AND 2023 ONLINE PROXY STATEMENT chk.com/investors/annual-meeting 23-2075-2 C2.1 P75

6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118 23-2075-2 C2.1 P76

CHESAPEAKE ENERGY

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 7, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CHK2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12048-P87398 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CHESAPEAKE ENERGY CORPORATION

The Board of Directors recommends a vote FOR the election of all director nominees.

1. Election of Directors	**For**	**Against**	**Abstain**
1a. Domenic J. Dell'Osso, Jr.	☐	☐	☐
1b. Timothy S. Duncan	☐	☐	☐
1c. Benjamin C. Duster, IV	☐	☐	☐
1d. Sarah A. Emerson	☐	☐	☐
1e. Matthew M. Gallagher	☐	☐	☐
1f. Brian Steck	☐	☐	☐
1g. Michael Wichterich	☐	☐	☐

Company Proposals - The Board of Directors recommends a vote FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

	For	**Against**	**Abstain**
2. To approve on an advisory basis our named executive officer compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To approve on an advisory basis the frequency of shareholder votes on named executive officer compensation.	☐	☐	☐	☐

	For	**Against**	**Abstain**
4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

Other Matters

5. In the Board of Directors' discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V12049-P87398 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. PROXY CHESAPEAKE ENERGY CORPORATION Annual Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS June 8, 2023 10:00 A.M. Central Time The undersigned hereby appoints Michael Wichterich, Domenic J. Dell’Osso, Jr. and Benjamin E. Russ, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the “Company”) that the undersigned would be entitled to vote, if personally present, at the Company’s Annual Meeting of Shareholders to be held on Thursday, June 8, 2023, at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR “1 YEAR” ON PROPOSAL 3, FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.